SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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☐	Soliciting Material Pursuant to § 240.14a-12

Blue Foundry Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022 ANNUAL REPORT FORM 10-K & PROXY STATEMENT Blue Foundry Bancorp

REIMAGINED BANKING EXPERIENCE

Welcome
Movers, Shakers & Makers
A different kind of bank built for getting things done.

Blue Foundry Bank

REIMAGINATED BANKING EXPERIENE Blue Foundry Bank

April 12, 2023

Dear Fellow Shareholders:

I am pleased to share with you a recap of 2022, our first full year as a new public company. As we indicated in our initial prospectus, there was much work to complete. We are happy to report that our efforts to date have placed us in a position to provide long-term value to our shareholders. In my letter to you last year, I elaborated that our path forward would include making substantial investments in three key areas: real estate, people and technology. Even with these new investment expenses and macroeconomic headwinds, we were able to generate a modest profit. Perhaps more importantly, we did so in a prudent manner.

Recently, we have seen what is being called a banking crisis unfold. It appears to have started with a few larger banks that may have had concentration of deposit risk coupled with a rapidly rising rate environment. Fortunately, this issue has not seemed to impact community banks in the same fashion. Our deposit base tends to be more diversified with few depositors exceeding the FDIC insurance cap.

While we may not experience the same deposit flight risks as the super-regional banks, the cost of funding has risen extremely fast. We recognize that the current environment will put pressure on our net interest margin, but we are committed to expense management and sensible growth in this volatile environment. Our strong capital puts us in a position to continue to execute on our strategy during these challenging times.

Infrastructure

Today we have an infrastructure that includes people and technology capable of levering our capital without incurring significant additional expense. We believe that becoming a more commercially-oriented bank will allow us to scale our organization with pace. Our loan mix at the end of December was 60% commercial, comprised of commercial real estate — primarily multi-family, commercial and industrial, and construction. We achieved this loan mix through 20% loan growth in 2022. Our loan originations team was able to deliver strong asset growth throughout the year as they originated nearly $500 million in real estate loans, a record at Blue Foundry. We achieved this loan growth while adhering to our strong underwriting practices that have kept our asset quality levels high and our non-performing assets low.

“Our strong capital puts us in a position to continue to execute on our strategy during these challenging times.” James D. Nesci President, Chief Executive Officer and Director

During 2022, our retail banking franchise was able to shift the mix of our deposits from time deposits to more advantageous core deposits, which are a more stable and sticky funding source, especially when paired with the products and services our customers need. Additionally, our focus on small business relationships is evident in the 56% growth of our business customer balances.

Capital

Aligned with shareholder interest, and as soon as permissible, the Board approved a stock repurchase plan to purchase up to 10% of our Company’s stock. We executed on that plan and had repurchased 1,298,762 shares through year-end. The Board continues to believe that buybacks are a prudent use of capital.

As a $2 billion savings bank in Northern New Jersey, earning profits in this environment remains challenging. Nevertheless, we stand committed to continuing to build a resilient bank. We run the bank to maximize long-term intrinsic value and are carefully monitoring today’s constantly changing landscape for available opportunities. As a bank positioned for growth, we continue to focus on the core tenets of our strategy:

1.	Building commercial and small-business relationships

2.	Developing new customers and deepening relationships

3.	Leveraging technology to enhance the customer experience and drive efficiencies

Blue Foundry Bancorp | 2023 Proxy Statement	i

Letter to Shareholders

4.	Investing in and optimizing our facilities and branch network

Customers

Paramount to our success is the development of customer relationships. We recognize that customers have a choice in where they bank, and creating a customer-focused experience, both digitally and through our branch network, will help us deliver on our commitment.

Our reimagined branches create an inviting atmosphere, offering a place to do more than just conduct transactions – they are a place where customers can enhance relationships and explore financial solutions with their partners at Blue Foundry Bank. On the technology front, we upgraded and installed new customer-facing software to improve the customer experience.

Despite an expanding branch footprint and the enhanced regulatory oversight requirements, the full-time employee headcount is virtually unchanged from the staffing level five years ago. This would not be possible without the use of technology. For example, we now utilize Interactive Teller Machines (ITM’s) in our branch footprint. ITMs have all the functionality of an ATM, with the additional ability to allow a customer to video chat with a banker. This enables us to reduce salary expenses related to running our branch network.

While the current interest rate environment has made the competition for deposits even more intense for community bank franchises, we are committed to providing exceptional products and services to our customers. We have repositioned our retail team, turning our Branch Managers into Business Acquisition Managers to be able to provide that customized, personal experience that sets us apart. Our strategy will continue to build upon small businesses by developing new, and deepening existing, relationships.

Employees

Our people are critical to our success. To maintain employee engagement and enhance the employee experience at Blue Foundry, we hold quarterly townhall meetings where we solicit ideas and feedback, and maintain active dialogues at executive leadership roundtables. We actively solicit employee input and challenge them to help optimize how we do business, through process improvement, through the use of technology, and through the recently created “Optimization Challenge”. This has assisted us in understanding what is most important to each employee, and through them, what is valuable to our customers.

To identify emerging leaders, we provided a number of educational leadership opportunities and incentive recognition programs that honor our associates’ achievements. We are also constantly advancing opportunities for professional growth by offering a variety of innovative leadership and development programs.

Shareholder Engagement

We believe that shareholder engagement is important to our success. Throughout 2022, we held quarterly investor calls and met individually with a number of shareholders. These meetings resulted in meaningful, constructive dialogue that assisted us in formulating, and where necessary tweaking, our strategy to maximize shareholder value. We pride ourselves on being accessible to all shareholders who seek to share their views because we adhere to the axiom that we can only fulfill our strategic goals when we embrace shareholders’ input.

Community

Environmental, Social, Governance

Diversity, Equity & Inclusion

We have received numerous shareholder requests throughout the year for more disclosures related to environmental, social, and governance, as well as diversity, equity and inclusion. All of us at Blue Foundry believe that doing the right thing for our communities is part of our mission and governs how we operate every day. To provide more focus on this, we assembled an ESG committee that has been tasked with providing information for the Company’s disclosures and its website. Additionally, in 2023 we engaged an outside team to assist with messaging our data. We are seeing greater interest in our stock from investors who focus on ESG-related data. Potentially, this will provide more liquidity in our stock for all of our fellow shareholders.

The capital that was unlocked through our conversion to becoming a public company allowed Blue Foundry Bancorp to continue its investment in its bank subsidiary, its employees, as well as its communities, and, with the creation of the Blue Foundry Charitable Foundation, to provide philanthropic support within the markets we serve. Since inception in 2021, the Foundation has granted more than $748,000 in funding support, assisting communities in Blue Foundry’s market to maintain and promote their health and stability. The Foundation remains steadfast in its commitment to strengthening and sustaining its relationship with communities in Blue Foundry’s footprint by aligning its philanthropy specifically with nonprofit organizations whose missions relate to one or more of four pillars: Health & Human Services; Education; Affordable Housing; and Youth Programs.

Community involvement and support has been the essence of Blue Foundry since before it became a publicly traded institution. We believe that supporting the communities where our employees and customers live and work enables us

ii	Blue Foundry Bancorp | 2023 Proxy Statement

Letter to Shareholders

to truly have a meaningful impact. Whether providing financial support, charitable donations, employee volunteering and participation, or other outreach, we have always been driven to add value to the organizations that are trying to make a difference in the community. Our employees donate their time and contribute their energy, passion, and talents to the community organizations and we applaud their efforts.

Blue Foundry is mindful of its commitment to the communities it serves, not only because of regulatory regimes such as the Community Reinvestment Act (CRA) but because our mantra is to always “do the right thing”. We were pleased that the Bank received high ratings from our primary bank regulator in its evaluation of our CRA related endeavors, and CRA remains an important focus for us to help drive positive change in the community.

Board

The Board of Directors and I are greatly appreciative of the equity incentive plan that was approved by the shareholders in 2022. This plan has provided the Company with additional tools to retain, as well as recruit, the many talented people that work at Blue Foundry Bank.

The Board received the grants that were specifically approved by the shareholders in 2022, and we provided equity options grants to the officers of the Bank. The officers’ options were granted with a seven-year vesting schedule, longer than the conventional 3-to-5-year vesting schedule. This helps to reduce the annual expenses associated with these option grants. Further, the use of equity awards as part of overall compensation aligns our employees’ interests with that of our shareholders since the value of the options will not be realized unless our stock performs. Additionally, the grants help to reduce turnover in many key positions, facilitating the retention of our valued employees.

To further enhance the Board composition, a new independent director joined the Board in January 2023. Elizabeth Jobes, Esq. brings a vast wealth of experience to our Company. Her many years of service as a prosecutor in the Philadelphia District Attorney’s office, coupled with her board member experience in a publicly traded pharmaceutical company and her professional experience navigating a regulatory regime, will prove to be of great value for our shareholders.

This year we have two Board members up for re-election. They are J. Christopher Ely and Robert T. Goldstein. Chris has been a Board member since 1997. His tenure on the Board provides historical insights related to how the Bank came to be and where it is heading today. He was critical in the decision on the de-mutualization of the Bank and truly understands how to create both community and shareholder value. His roots in the community our Bank serves are multi-generational. Additionally, he leads our Audit Committee. His dedicated service in leading this committee is instrumental in managing our Company and the oversight of our financial reporting.

Rob joined the Board in 2015. He and his family have lived in Northern New Jersey for many years. Rob and his dad ran a family business in the financial services industry for nearly 30 years. His involvement in the community where our customers live and work provides invaluable information related to business development and customer service. Additionally, Rob serves as our company’s Compensation Committee Chair. His committee has led efforts to create a value-for-service model with clear accountability.

Concluding Remarks

2023 looks to be another challenging year for the financial services sector. In the first quarter, there was tremendous volatility as a result of ongoing Federal Reserve interest rate increases as well as the closure of several large banking institutions. We believe that we are well positioned to respond to the needs of our customers and community and remain steadfast in our commitment to “stay the course”. We are keenly focused on carefully navigating the interest rate environment and preserving credit quality while continuing to carry out our strategy.

All of the initiatives I have referenced in my letter would not be possible without the direction and support provided by our entire Board of Directors. They were instrumental in recognizing the need to change the trajectory of the organization and embark on this journey to provide value to our shareholders. Their diversity of experience, thought and tenure provide valuable and varied perspectives that help us implement our strategy.

On behalf of our Board of Directors, management and staff, I would like to take this opportunity to thank you for being a shareholder of Blue Foundry Bancorp. Your investment is important to us and we take your commitment and your confidence seriously. The team and I will continue to strive to enhance long term value for all of us.

Sincerely,

Jim

Jim

Blue Foundry Bancorp | 2023 Proxy Statement	iii

Blue Foundry Bancorp	19 Park Avenue Rutherford, New Jersey 07070 (201) 939-5000
Notice of Annual Meeting of Shareholders TO BE HELD ON MAY 18, 2023

April 12, 2023

To Our Shareholders:

Notice is hereby given that the 2023 Annual Meeting of Shareholders of Blue Foundry Bancorp will be held via live webcast only on May 18, 2023, at 10:00 a.m., Eastern time. To participate in the meeting you must register by visiting, www.virtualshareholdermeeting.com/BLFY2023 and entering the digit control number included on your WHITE proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.  the election of two directors;

2.  the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2023;

3.  Approval of the Merger Agreement with the Company’s Wholly Owned Subsidiary for the Purpose of Restating the Certificate of Incorporation to Declassify the Board of Directors and Eliminate Supermajority Voting Requirements to Amend the Certificate of Incorporation and Bylaws; and

Important notice regarding the availability of proxy materials:

The proxy statement, including the notice of the annual meeting of shareholders, and Blue Foundry Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022 are each available on the internet at www.virtualshareholdermeeting.com/BLFY2023.

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 21, 2023, are the shareholders entitled to vote at the annual meeting, and any adjournments thereof.

The Company’s Board of Directors is a diverse group of experienced individuals with strong credentials and relevant industry expertise who will work together constructively to execute the Company’s strategic plan for continuing the transformation of our banking franchise and delivering shareholder value. Your Board is pleased to nominate J. Christopher Ely and Robert T. Goldstein for election as directors, as described in Proposal 1 in the attached proxy statement and on the enclosed WHITE universal proxy card. Your Board of Directors unanimously recommends a vote for each of these independent director nominees.

As you may know, the Company has received notice from Lawrence Seidman and a group of funds he claims to control, including Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Seidman Investment Partnership III, L.P. (collectively, the “Seidman Group”) that they are nominating two persons for election as directors at the annual meeting in opposition to the nominees recommended by your Board. After careful consideration, the Board of Directors recommends that you do not vote for the Seidman designated nominees.

You may receive proxy solicitation materials from the Seidman Group or other persons or entities affiliated with the Seidman Group, including an opposition proxy statement or blue proxy card. Even if you have previously signed a blue proxy card sent to you by or on behalf of the Seidman Group, you have the right to change your vote by following the instructions on the WHITE proxy card to vote via the Internet or by telephone or by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest-dated, properly executed proxy you submit will be counted.

Your Board of Directors unanimously recommends a vote on the WHITE proxy card for each of the Board’s two director nominees, J. Christopher Ely and Robert T. Goldstein, and urges you not to vote for the Seidman Group’s designated nominees and not to sign or return any blue proxy card sent to you by or on behalf of the Seidman Group.

If you have any questions regarding this information or the proxy materials, please call Elyse Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary for the Company at (201) 939-5000; or Alliance Advisors at (888) 596-1768.

By Order of the Board of Directors

Important: the prompt return of the proxies will save the expense of further requests for proxies. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Elyse D. Beidner Corporate Secretary
Rutherford, New Jersey

Base Salary	33

Annual Incentive Plan	33

Equity Incentive Plans	34

Retirement Plans	34

Employment and Change in Control Agreements	35

Summary Compensation Table	37

Grants of Plan-Based Awards	38

Outstanding Equity Awards at Fiscal Year-End	38

DIRECTORS’ COMPENSATION	39

Annual Board Retainer	39

Board Committee and Committee Retainer	39

Director Equity Awards	39

Director Emeritus Plan	39

Director Retirement Plan II	39

Director Compensation Table	40

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41

PROPOSAL 3—APPROVAL OF THE MERGER AGREEMENT WITH THE COMPANY’S WHOLLY OWNED SUBSIDIARY FOR THE PURPOSE OF RESTATING THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS TO AMEND THE CERTIFICATE OF INCORPORATION AND BYLAWS	43

Overview	43

Plan of Merger	43

PROPOSALS AND NOMINATIONS	45

OTHER MATTERS	47

MISCELLANEOUS	48

APPENDIX A	A-1

APPENDIX B	B-1

APPENDIX C	C-1

Blue Foundry Bancorp | 2023 Proxy Statement

Blue Foundry Bancorp	19 Park Avenue Rutherford, New Jersey 07070 (201) 939-5000
Proxy Statement

May 18, 2023

Annual Meeting of Shareholders

MEETING INFORMATION
DATE AND TIME:	LOCATION:	RECORD DATE:
Thursday, May 18, 2023 10:00 a.m., Eastern time	Virtual Meeting: This year’s meeting is a virtual shareholders meeting at www.virtualshareholdermeeting.com/BLFY2023	March 21, 2023

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

The Board of the Company is soliciting your proxy for use at the Company’s annual meeting to be held via live webcast only on May 18, 2023, at 10:00 a.m., Eastern Time, and at such other meeting upon any postponements or adjournments thereof. Only holders of record of shares at the close of business on March 21, 2023 (the “Record Date”) will be entitled to notice of and to vote at the annual meeting or such other meeting upon any adjournments or postponements thereof. As of the Record Date, there were 27,707,019 shares issued and outstanding, and entitled to vote, as further described in this Proxy Statement.

We intend to mail these proxy materials, including the WHITE proxy card, on or about April 12, 2023, to all shareholders of record entitled to vote at the annual meeting.

Blue Foundry Bancorp | 2023 Proxy Statement	1

Proxy Statement

What proposals are to be presented at the Annual Meeting and what are the Board’s voting recommendations?

As described in further detail later in this Proxy Statement, the purpose of the annual meeting is to consider and vote upon the following proposals. The Board’s recommendation on each of the proposals is indicated below.

PROPOSAL		BOARD RECOMMENDATION

PROPOSAL 1	Election of two nominees for director for a term to end as of the 2026 annual meeting and until their successors are duly elected and qualified.	FOR ALL COMPANY DIRECTOR NOMINEES: J. Christopher Ely and Robert T. Goldstein

PROPOSAL 2	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR

PROPOSAL 3	Approval of the Merger Agreement with the Company’s wholly owned subsidiary for the purpose of restating the Certificate of Incorporation to declassify the Board of Directors and eliminate supermajority voting requirements to amend the Certificate of Incorporation and Bylaws.	FOR

As of the date of the Notice of Annual Meeting, we knew of no other matters to be presented at the annual meeting.

How do I vote?

The Company encourages shareholders to fill out and return the enclosed universal WHITE proxy card or vote by proxy via telephone (telephone voting is not available to vote shares owned through our ESOP or 401(k) Plan - please see “What if I own shares of the Company via the ESOP or the 401(k) Plan?” on page 8 of this Proxy Statement) or the Internet as instructed on your universal WHITE proxy card in advance of the Annual Meeting, even if you plan to attend the virtual Annual Meeting.

The Company’s Certificate of Incorporation provides that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Is my vote important?

Your vote is very important. A shareholder group organized and controlled by Lawrence Seidman has informed the Company that they are nominating two persons for election as directors at the annual meeting, in opposition to J. Christopher Ely and Robert T. Goldstein, who are the independent director nominees recommended by your Board. After careful consideration, the Board does not endorse the election of the Seidman Group nominees and recommends that you vote on the WHITE proxy card FOR each of J. Christopher Ely and Robert T. Goldstein, the Company’s two independent director nominees.

You may receive proxy solicitation materials from the Seidman Group or other persons or entities affiliated with the Seidman Group, including an opposition proxy statement or blue proxy card. The Company is not responsible for the accuracy of any information provided by or relating to the Seidman Group nominees contained in solicitation materials filed or disseminated by or on behalf of the Seidman Group, or any other statements the Seidman Group may otherwise make. The Board urges you to disregard such materials.

The Seidman Group chooses which of the Company’s shareholders will receive its proxy solicitation materials. Therefore, you may or may not receive those materials depending on what the Seidman Group decides.

2	Blue Foundry Bancorp | 2023 Proxy Statement

Proxy Statement

Even if you have previously signed a blue proxy card sent to you by or on behalf of the Seidman Group, you have the right to change your vote by following the instructions on the WHITE proxy card to vote via the Internet or by telephone or by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest-dated, properly executed proxy you submit will be counted. Any shareholder present at the virtual annual meeting may revoke his or her proxy and vote personally on each matter brought before the annual meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote online at the annual meeting. Virtual attendance at the annual meeting will not in itself constitute revocation of your proxy.

We urge you to disregard any blue proxy card sent by or on behalf of the Seidman Group or any person other than the Company. Voting to WITHHOLD your vote with respect to the Seidman Group nominees on any blue proxy card that is delivered to you on behalf of the Seidman Group is not the same as voting for the Company’s director nominees, because a vote to WITHHOLD with respect to the Seidman Group’s nominees on a blue proxy card will revoke any previous proxy submitted by you on the WHITE proxy card.

Your Board of Directors unanimously recommends a vote for each of J. Christopher Ely and Robert T. Goldstein, the Board’s two independent director nominees named on the enclosed WHITE proxy card, and urges you not to vote for the Seidman Group designees and not to sign or return any blue proxy card sent to you by or on behalf of the Seidman Group.

What is the required vote to approve each proposal?

For the election of directors the two nominees receiving the highest number of FOR votes will be elected, provided that a quorum is present for the annual meeting, in person or by proxy. The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. Until qualified successor directors are elected at a meeting where a quorum is present, in person or by proxy, the current directors for those seats will remain in office as holdover directors.

As to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, by checking the appropriate box, a shareholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the matter. The ratification of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

As to the approval of the Merger Agreement with the Company’s wholly-owned subsidiary, by checking the appropriate box, a shareholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on the matter. The approval of this matter requires a vote of a majority of the shares outstanding and entitled to vote. Broker non-votes and abstentions will have the same effect as votes against the Merger Agreement.

How many shares must be present to conduct the Annual Meeting?

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. A broker non-vote, as further explained below, occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered in your name on the Record Date, you are a shareholder of record. When you properly vote in accordance with the instructions provided on the proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your bank, broker or other nominee (also referred to herein as a “Broker”), which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your Broker is the shareholder of record for your shares. As the holder of record, only your Broker is authorized to vote or grant a proxy for your

Blue Foundry Bancorp | 2023 Proxy Statement	3

Proxy Statement

shares. If your shares are held in “street name,” you should follow the instructions on your voting instruction form and provide specific instructions to your Broker on how to vote the shares they hold for you.

What is a “Broker Non-Vote”?

A broker non-vote occurs when a Broker submits a proxy on behalf of a beneficial owner for the annual meeting but does not vote on a particular proposal because such Broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers have discretionary authority to vote on routine matters, such as the ratification of auditors, but do not have discretionary authority to vote on non-routine matters, such as the election of directors and, with respect to the Annual Meeting, the approval of the merger agreement to restate our certificate of incorporation. Broker non-votes (like abstentions and withheld votes) are counted as present for purposes of determining a quorum.

To the extent that the Seidman Group provides proxy materials to a Broker who holds shares for a beneficial owner, none of the matters to be voted on at the Annual Meeting will be considered a discretionary “routine” matter under the rules of the various regional and national exchanges of which Brokers are a member, which means that a Broker will not have authority to vote shares held in street name without instructions from the beneficial owner. However, if your Broker receives proxy materials only from the Company, your Broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the selection of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, your Broker is not entitled to vote shares held for a beneficial holder on non-routine items such as the election of directors, and the approval of the merger agreement with our wholly-owned subsidiary to restate our certificate of incorporation. If you own your shares in street name, please instruct your bank, brokerage firm, trustee or other nominee how to vote your shares using the voting instruction form provided by your bank, brokerage firm, trustee or other nominee so that your vote can be counted. The voting instruction form provided by your bank, brokerage firm, trustee or other nominee holding your shares may also include information about how to submit your voting instructions over the Internet or by telephone. The WHITE proxy card accompanying this proxy statement also will provide information regarding Internet and telephone voting.

Even if your Broker does not provide you with the Seidman Group’s proxy materials, such Broker has the discretion to vote your shares only on “routine” matters without your voting instructions, but not on non-routine matters such as Proposals 1 and 3. Routine matters include only Proposal 2 (Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023). All other proposals to be presented at the Annual Meeting are considered “non-routine” and therefore Brokers will not have discretionary authority to vote your shares with respect to the other proposals to be presented at the Annual Meeting. Therefore, it is important that you instruct your Broker how to vote your shares. We encourage you to instruct your Broker to vote your shares by following the instructions shown on the enclosed WHITE voting instruction form.

If you are a shareholder of record with respect to shares on the Record Date, you may vote by one of the following four options:

•

Vote via the Internet. Go to the web address specified on the enclosed WHITE proxy card and follow the instructions indicated on the site. Your vote by Internet authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a proxy card.

•

Vote by Telephone (unavailable to vote shares owned through our ESOP or 401(k) Plan). On a touch-tone phone, dial the number indicated on the enclosed WHITE proxy card and follow the voice prompts. Have your WHITE proxy card available for reference when you call, and follow the voting instructions to vote your shares. Your vote by telephone authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a proxy card.

•	Vote by Proxy Card. Complete, sign and date the enclosed WHITE proxy card and return it in the postage pre-paid envelope provided.

•	Vote in Person. Complete a ballot at the virtual annual meeting.

If you submit a WHITE proxy card to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board stated in this Proxy Statement. If the WHITE proxy card is signed and returned without direction, your shares will be voted for the director nominees proposed by the Board, and FOR proposals 2 and 3. If any other matters are properly presented at the annual meeting for consideration, then the persons named as the Company’s designated proxies will be voted as determined by the Board.

Even if you plan to attend the virtual annual meeting, we encourage you to vote your shares in advance via the Internet, by telephone or by signing, dating and returning your WHITE proxy card.

4	Blue Foundry Bancorp | 2023 Proxy Statement

Proxy Statement

If your shares are held by a Broker in “street name,” please follow the instructions you receive from your Broker to vote your shares. You may need to contact your Broker to determine whether you will be able to vote electronically via the Internet or by telephone. If you want to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/BLFY2023; press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

If you return your proxy by mail, please ensure you leave enough time for your proxy to be mailed and received by the inspector of election. Also note that if your shares are held through a Broker, such entity may have even earlier deadlines by which to submit your vote. Please follow their instructions accordingly.

Whether or not you plan to attend the virtual annual meeting, please vote promptly by Internet or telephone by following the instructions set forth on the enclosed WHITE proxy card or by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Your promptness in voting using the WHITE proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the virtual annual meeting even if you cannot attend the virtual meeting.

We are encouraging shareholders to submit their proxies electronically (by Internet or by telephone) if possible. If you return your WHITE proxy card by mail or vote by telephone or Internet, you may nevertheless attend the virtual annual meeting and vote your shares in person.

How many candidates can be elected as directors at the Annual Meeting?

Only two candidates are to be elected to the Board at the annual meeting. The two nominees receiving the highest number of FOR votes will be elected, provided that a quorum is present at the annual meeting, in person or by proxy. As such, the Board does not endorse Jennifer Corrou or Raymond Vanaria, the nominees of the Seidman Group, and unanimously recommends that you vote FOR each of J. Christopher Ely and Robert T. Goldstein, the nominees proposed by the Company using the WHITE proxy card accompanying this Proxy Statement. The Board strongly urges you not to vote for the Seidman Group nominees and not to sign or return the blue proxy card sent to you by the Seidman Group. If you have previously submitted a blue proxy card sent to you by the Seidman Group, you can revoke that proxy and vote in accordance with the Board’s recommendation by using the enclosed WHITE proxy card to vote FOR each of J. Christopher Ely and Robert T. Goldstein, the Company’s nominees, and FOR the other proposals set forth therein.

What do I need for admission to attend the Annual Meeting?

If you were a shareholder as of the close of business on March 21, 2023, you may attend the meeting. As a registered shareholder, you received a WHITE proxy card with this proxy statement. The WHITE proxy card contains instructions on how to attend the virtual annual meeting, including the website along with your control number. You will need your control number for access.

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the annual meeting. If you want to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/BLFY2023; press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

In order to attend the Annual Meeting, you must visit www.virtualshareholdermeeting.com/BLFY2023. Upon entry of your control number and other required information, you will receive further instructions via email that provides you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the attendance process, you must enter the control number located on your WHITE proxy card. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process.

Blue Foundry Bancorp | 2023 Proxy Statement	5

Proxy Statement

What should I do if I receive a blue proxy card from the Seidman Group?

You may receive proxy solicitation materials from the Seidman Group, including an opposition proxy statement and a blue proxy card. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Seidman Group or any other statements that it may otherwise make. The Board urges you to disregard such materials.

The Company’s Board does not endorse the Seidman Group nominees, and unanimously recommends that you disregard any blue proxy card or solicitation materials that may be sent to you by the Seidman Group. Voting to WITHHOLD with respect to the Seidman Group’s nominees on its blue proxy card is NOT the same as voting FOR J. Christopher Ely and Robert T. Goldstein, the Company’s nominees, because a vote to WITHHOLD with respect to the Seidman Group’s nominees on its blue proxy card will revoke any proxy you previously submitted. If you have already voted using the blue proxy card, you have the right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest-dated, validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the annual meeting by following the instructions under “Can I change my vote?” below. If you have any questions regarding this information or the proxy materials, please call Elyse Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary for the Company at (201) 939-5000; or Alliance Advisors at (888) 596-1768.

What if I return a WHITE proxy card but do not make specific choices?

If you return a signed and dated WHITE proxy card without marking any voting selections, your shares will be voted FOR each of the Company’s two nominees for director, FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023 and FOR the Merger Agreement. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your WHITE proxy card) will vote your shares as determined by a majority of the Board.

Can I change my vote?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

•	submitting a valid, later dated proxy card in a timely manner that is received no later than the time of the commencement of the annual meeting;

•	submitting a later dated vote by telephone or through the Internet in a timely manner (and in any event no later than the commencement of the annual meeting;

•	giving written notice of such revocation to the Company’s Corporate Secretary, which written notice is received prior to the time of the commencement of the annual meeting; or

•	attending and voting at the virtual annual meeting (although attendance at the annual meeting will not by itself revoke a proxy without also voting).

If your shares are held by a Broker in “street name” and you wish to revoke a proxy, you should contact your Broker and follow its procedures for changing your voting instructions. You also may vote at the virtual annual meeting to revoke an earlier proxy if you provide an executed proxy from your Broker indicating that you were the beneficial owner of the shares on the Record Date, and that such Broker is giving you its proxy to vote the shares.

If you submit more than one proxy, only the latest dated validly executed proxy that you submit will count.

Is the Company using a universal proxy card in connection with voting at the annual meeting?

Yes. The Securities and Exchange Commission (the “SEC”) has adopted new rules requiring the use of a universal proxy card in contested director elections (the “New Rules”). The New Rules are applicable to the annual meeting. Nominees from both the Company and the Seidman Group are included in the universal proxy cards provided by both the Company and the Seidman Group. The Company’s Board unanimously recommends that you use the WHITE universal proxy card and vote FOR each of J. Christopher Ely and Robert T. Goldstein, the two nominees proposed by the Company and not vote for nominees of the Seidman Group.

6	Blue Foundry Bancorp | 2023 Proxy Statement

Proxy Statement

What happens if I return a WHITE proxy card but give voting instructions for less than two candidates?

An “under vote” occurs when a shareholder submits less votes FOR director nominees than the two Board of Director seats up for election. To the extent an under vote (e.g., voting FOR with respect to fewer than two nominees on Proposal 1) occurs on a record holder’s WHITE proxy card, your shares will only be voted FOR the nominee you have so marked and any remaining votes on Proposal 1 will not be voted.

What happens if I return a WHITE proxy card but give voting instructions for more than two candidates?

An “over vote” occurs when a shareholder submits more votes FOR director nominees than there are Board of Director seats up for election. To the extent an over vote (e.g., voting FOR with respect to more than two nominees on Proposal 1) occurs on a record holder’s WHITE proxy card, all of such record holder’s votes on Proposal 1 regarding nominees will be invalid and will not be counted. However, if you vote WITHHOLD with respect to one or two director nominee(s) and vote FOR two of the other director nominees, you will be considered as having voted FOR two nominees, and your submitted vote will be counted and will not be considered an “over vote.” A vote to WITHHOLD is not a vote cast and will have no effect on the validity of an executed proxy but, as described further herein, will be counted for the purposes of establishing a quorum for the meeting and may revoke a previously submitted proxy.

If I want to vote for the Seidman Group’s nominee, can I use the WHITE proxy card?

Yes, if you would like to vote for the Seidman Group’s nominee, we still strongly recommend that you use the Company’s WHITE proxy card to do so.

What happens if the Seidman Group withdraws or abandons its solicitation or fails to comply with the New Rules and I already granted proxy authority in favor of the Seidman Group?

Shareholders are encouraged to submit their votes on the WHITE proxy card. If the Seidman Group withdraws or abandons its solicitation or fails to comply with the New Rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted WHITE proxy card.

If the Seidman Group withdraws or abandons its solicitation or fails to comply with the New Rules, any votes cast in favor of the Seidman Group’s nominee will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or the Seidman Group’s blue proxy card.

How can I find out the results of the voting at the annual meeting?

We expect to report the preliminary voting results of the Annual Meeting within four business days following the annual meeting in a Current Report on Form 8-K. Once the independent inspector of election has determined the final voting results of the annual meeting, we will file an amendment to the Current Report on Form 8-K reporting the final voting results within four business days following such determination.

Who will pay the costs of solicitation?

The Company will pay all expenses in connection with the solicitation of proxies for the annual meeting. To aid in the solicitation of proxies in conjunction with the annual meeting, the Company has retained Alliance Advisors, LLC (“Alliance”) and will pay a fee not to exceed $37,000, plus reimbursement of reasonable out-of-pocket expenses and certain incremental costs, for its proxy solicitation services. Alliance expects that approximately 25 of its employees will assist in the solicitation. Our directors, Company director nominees and certain executive officers named in Appendix C may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors or employees for such services.

Alliance may ask brokerage houses, banks and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock. If so, the Company will reimburse brokers, banks and other custodians and nominees for their costs of sending our proxy materials to the beneficial owners of our common stock.

Blue Foundry Bancorp | 2023 Proxy Statement	7

Proxy Statement

As a result of the actions by the Seidman Group, we estimate we may incur additional expense in excess of $150,000 in furtherance of, and in connection with, the solicitation in excess of that normally spent for an annual meeting, including attorney fees, independent inspector of elections fees, proxy tabulator fees for the tabulations of votes submitted by participants in the Employee Stock Ownership Plan (“ESOP”) and 401(k) Plan, printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional solicitation materials, and the fees of Alliance, of which we estimate that approximately $25,000 of expense has been incurred to date. However, this estimate does not include the costs represented by salaries and wages of executive officer employees of the Company engaged in the solicitation process, costs we would normally incur in an uncontested director election, or any costs associated with any potential litigation that may arise in connection with the proxy solicitation. Furthermore, the actual amount of additional expense we may incur could be materially different from what we currently estimate, depending on possible actions that might be taken by the Seidman Group in connection with this proxy contest.

Certain additional information about the participants in the solicitation is set forth in Appendix C to this Proxy Statement, Additional Information Regarding Participants in the Solicitation.

What if I own shares of the Company via the ESOP or the 401(k) Plan?

If you participate in the Blue Foundry Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a proxy card for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the terms of the trust agreement, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. If you hold shares of common stock in the 401(k) Plan, you will receive a proxy card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The deadline for returning your ESOP and 401(k) proxy card is May 11, 2023 at 11:59 p.m., Eastern Time. The Internet voting deadline for ESOP and 401(k) participants is also 11:59 p.m., Eastern Time, on May 11, 2023.

Why did I receive multiple copies of the WHITE proxy card and proxy materials?

If you receive more than one package of our proxy materials including the WHITE proxy card, it may mean that you have multiple accounts holding your common shares. These may include accounts with our transfer agent and accounts with a Broker. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on the WHITE proxy card and any voting instruction card from your Broker that you received to ensure that all of your shares are voted.

How can I get assistance with questions relating to the proxy or voting?

If you have any questions regarding this information or the proxy materials, please call Elyse Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary for the Company at (201) 939-5000; or Alliance Advisors at (888) 596-1768.

PARTICIPATION IN THE SOLICITATION

Under applicable SEC regulations, each of the Company’s directors, director nominees and certain executive officers named in Appendix C are deemed to be Participants in this proxy solicitation by virtue of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf. For information about our directors, director nominees and executive officers who may be deemed to be Participants in the solicitation, please see “Item 1: Election of Directors,” “Principal Shareholders and Stock Ownership of Management,” and Appendix C to this Proxy Statement. Other than the persons described in this Proxy Statement, no general class of employees of the Company will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

8	Blue Foundry Bancorp | 2023 Proxy Statement

Proxy Statement

The two directors recommended by the Company’s Board for election at the annual meeting, J. Chiristopher Ely and Robert T. Goldstein, are listed and designated as nominees of the Company on the WHITE proxy card accompanying this Proxy Statement, which is being used by the Company to solicit votes for the election of the nominees recommended by the Board.

You may have already received a communication from the Seidman group asking you to return the blue proxy card. The Company’s Board of Directors strongly opposes the Seidman Group’s proxy solicitation and urges you not to sign or return any blue proxy card sent to you by the Seidman Group. Even voting to WITHHOLD a vote on the nominees of the Seidman Group, by signing and returning the blue proxy card could invalidate any vote a shareholder may want to make FOR the nominees recommended by the Board. Instead, shareholders wanting to support nominees recommended by your Board should sign and return the WHITE proxy card.

If you have already returned the blue proxy card from the Seidman Group, you may change your vote by promptly signing, dating and returning the enclosed WHITE proxy card or by voting by internet using the instructions on the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted.

If any other matters do come before the annual meeting, the person named in the accompanying proxy or his substitute will vote the shares represented by such proxies in accordance with the direction of a majority of the Board.

Blue Foundry Bancorp | 2023 Proxy Statement	9

Proxy Statement

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

PRINCIPAL HOLDERS

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the SEC regarding such ownership. The following table sets forth, as of March 21, 2023, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person or group who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 19 Park Avenue, Rutherford, New Jersey 07070.

	Shares of Common Stock Beneficially Owned as of the Record Date(1)		Percent of Shares of Common Stock Outstanding(2)

Shareholders Owning Greater than 5%

T. Rowe Price Investment Management, Inc. 100 East Pratt Street Baltimore, MD 21201	2,758,144	(3)	10.00%

Blue Foundry Bank Employee Stock Ownership Plan Trust 19 Park Avenue Rutherford, NJ 07070	2,280,102	(4)	8.28%

BlackRock, Inc. 55 Est 52nd Street New York, New York 10055	1,778,880	(5)	6.40%

Driehaus Capital Management LLC 25 East Erie Street Chicago, Illinois 60611	1,497,522	(6)	5.37%

Directors

James D. Nesci	275,882	(7)	*

Patrick H. Kinzler	82,013	(8)	*

Mirella Lang	48,548		*

J. Christopher Ely	68,149	(9)	*

Robert T. Goldstein	78,170	(10)	*

Kenneth Grimbilas	99,848	(11)	*

Jonathan M. Shaw	68,362	(12)	*

Margaret Letsche	66,477	(13)	*

Elizabeth Jobes	—		*

Executive Officers who are not Directors

Kelly Pecoraro	75,000	(14)	*

Elizabeth Miller	68,621	(15)	*

Jason Goldberg	40,000	(16)	*

All directors and executive officers as a group (17 persons)			4.16%

*	Less than 1%.

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person or entity is deemed to be the beneficial owner, for purposes of this table, of any shares of Blue Foundry Bancorp common stock if they have shared voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from March 21, 2023. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Blue Foundry Bancorp common stock.

(2)	Based on a total of 27,707,019 shares of common stock outstanding as of March 21, 2023.

10	Blue Foundry Bancorp | 2023 Proxy Statement

Proxy Statement

(3)	As disclosed in Schedule 13G filed with the SEC on February 10, 2023.

(4)	As disclosed in Schedule 13G filed with the SEC on February 9, 2023.

(5)	As disclosed in Schedule 13G filed with the SEC on February 1, 2023.

(6)	As disclosed in Schedule 13G filed with the SEC on February 13, 2023.

(7)

Includes 34,882 shares held in an individual retirement account, 8,500 shares held in our 401(k) Plan, 4,320 shares allocated under the Blue Foundry Bank’s ESOP, 114,090 unvested restricted stock awards and 114,090 unvested performance awards.

(8)	Includes 8,202 shares held in individual retirement accounts.

(9)	Includes 10,366 shares held in an individual retirement account.

(10)	Includes 7,500 shares held in an individual retirement account and 27,887 shares held in a 401(k) Plan.

(11)	Includes 40,000 shares held in an individual retirement account.

(12)	Includes 14,238 shares held in an individual retirement account, 9,100 shares held by his spouse’s individual retirement account and 116 shares held as custodian for his child.

(13)	Includes 1,500 shares held in an individual retirement account.

(14)	Includes 35,000 unvested restricted stock awards and 35,000 unvested performance awards.

(15)	Includes 17,500 shares held in our 401(k) Plan, 4,320 shares allocated under the Blue Foundry Bank’s ESOP, 20,000 unvested restricted stock awards and 20,000 unvested performance awards.

(16)	Includes 20,000 unvested restricted stock awards and 20,000 unvested performance awards.

Blue Foundry Bancorp | 2023 Proxy Statement	11

Election of Directors

Our Board of Directors is comprised of nine members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Two directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated J. Christopher Ely and Robert T. Goldstein to serve as directors for three-year terms. Each nominee is currently an independent director of Blue Foundry Bancorp.

The following sets forth certain information regarding the Board’s nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. Shares represented by properly executed WHITE proxies will be voted in favor of these persons unless contrary instructions are provided. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2022, and term as a director includes service with Blue Foundry Bank.

Your Board of Directors unanimously recommends that you vote FOR the election of J. Christopher Ely and Robert T. Goldstein, who are independent directors and the nominees of the Board. Your Board of Directors strongly opposes the Seidman Group’s proxy solicitation and urges you (A) not to vote for the Seidman Group nominees (Jennifer Corrou and Raymond J. Vanaria) on the enclosed WHITE universal proxy card, and (B) not sign or return any blue proxy card sent to you by the Seidman Group. Even voting to WITHHOLD a vote on the Seidman Group nominees by signing and returning the blue proxy card could invalidate any vote a shareholder may want to make FOR the nominees recommended by your Board.

Shareholders wanting to support the nominees recommended by the Board, J. Christopher Ely and Robert T. Goldstein, should sign and return the WHITE proxy card. With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Blue Foundry Bancorp is also a director of Blue Foundry Bank.

12	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

DIRECTOR INFORMATION

Blue Foundry Bancorp | 2023 Proxy Statement	13

Proposal 1: Election of Directors

DIRECTORS

The Board of Directors currently consists of nine (9) members and is divided into three classes, with one class of directors elected each year. The following table states our directors’ names, their ages as of December 31, 2022, the years when they began serving as directors of Blue Foundry Bank and the years when their current terms expire.

Name	Position(s) Held With Blue Foundry Bancorp and Blue Foundry Bank	Age	Director Since	Current Term Expires

J. Christopher Ely	Vice Chairman	66	1997	2023

Robert T. Goldstein	Director	60	2015	2023

Kenneth Grimbilas	Chairman of the Board	69	1997	2024

Jonathan M. Shaw	Director	57	2010	2024

Margaret Letsche	Director	70	2015	2024

James D. Nesci	President, Chief Executive Officer and Director	50	2019	2025

Patrick H. Kinzler	Director	64	2012	2025

Mirella Lang	Director	44	2020	2025

Elizabeth Varki Jobes	Director	56	2023	2025

14	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

The nominees for director are:

J. Christopher Ely

AGE: 66 DIRECTOR SINCE: 1997 POSITION: Vice Chairman	J. Christopher Ely has been a Director of Blue Foundry Bank for over 25 years. Mr. Ely, a licensed real estate agent, is President of One Madison Management Corp., a real estate management and consulting firm that serves the needs of residential, commercial and industrial property owners in Northern New Jersey. He received a Bachelor of Science degree in Business Administration/Accounting from Montclair State College, began his career with Price Waterhouse and Co. and earned his Certified Public Accounting license. He serves as an Assistant Treasurer for the Glen Ridge Congregational Church. Mr. Ely chairs the Audit Committees of both the Company and Blue Foundry Bank.	Mr. Ely provides the Board of Directors with extensive knowledge of accounting, real estate and small business management matters.

Robert T. Goldstein

AGE: 60 DIRECTOR SINCE: 2015 POSITION: Director

Robert T. Goldstein currently serves as Director of Business Development at Astorino Financial Group, Inc. having previously been an Investment Advisory Representative at the firm. Prior to those positions, he was the President and Owner of R.J. Goldstein & Associates, Inc., an employee benefits consulting and brokerage firm, which he sold to World Insurance Associates, LLC (WIA) in 2017. He remains a Principal at WIA. Mr. Goldstein received his Bachelor of Science in Mathematics from Fairfield University. He also has received his Fellowship certificate from the National Association of Corporate Directors.

Mr. Goldstein offers a valuable perspective and experience with respect to human capital and employee benefits matters as well as with respect to developing a successful business.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE COMPANY’S NOMINEES FOR DIRECTOR.

Blue Foundry Bancorp | 2023 Proxy Statement	15

Proposal 1: Election of Directors

The following directors have terms ending at the 2024 Annual Meeting of Shareholders:

Kenneth Grimbilas

AGE: 69 DIRECTOR SINCE: 1997 POSITION: Chairman of the Board	Kenneth Grimbilas is the Chairman of Blue Foundry Bank Board of Directors and has served as a Director for over 20 years. Mr. Grimbilas is the Chief Executive Officer of Tornqvist, Inc., a boutique fabrication and machine shop that has served many clients in the pharmaceuticals, government, transportation, aerospace, entertainment, and consumer goods industries. In addition, Mr. Grimbilas has been a member of the board of the Chilton Memorial Hospital Foundation, now Chilton Medical Center, part of Atlantic Health.	Mr. Grimbilas’ success in developing and sustaining a manufacturing business in New Jersey provides the Board of Directors with knowledge of business and operational matters as well as the Northeastern New Jersey market area.

Margaret Letsche

AGE: 70 DIRECTOR SINCE: 2015 POSITION: Director	Margaret Letsche is retired from her position as the Executive Director of 55 Kip Center, a non-profit community center for older adults. Ms. Letsche earned an Associate Degree in Business Management from Morris County Community College and a Bachelor’s degree in Psychology from Felician College. She holds professional certifications from Rutgers in Continued Education and Professional Development. She also has received her Fellowship certificate from the National Association of Corporate Directors. Ms. Letsche is a current Board Member on the Rutherford

Community Blood Bank and has previously served on the Borough of Rutherford Zoning Board and the Municipal Alliance Committee.

Ms. Letsche’s experience in our community provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations.

16	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

Jonathan M. Shaw

AGE: 57 DIRECTOR SINCE: 2010 POSITION: Director	Jonathan M. Shaw is President and Owner of Salon Development Corp, a regional chain of hair salons founded in 1964, and President and Owner of Lemon Tree Development, the national franchisor of Lemon Tree Hair Salons. Mr. Shaw received a Bachelor of Science from Syracuse University. He also has received his NACD Fellowship certificate.	Mr. Shaw’s experience as a business owner and entrepreneur offers a valuable perspective on developing a successful business as well as the challenges and risks an organization may face as it grows its product offerings and markets into new areas.

The following directors have terms ending at the 2025 Annual Meeting of Shareholders:

James D. Nesci

AGE: 50 DIRECTOR SINCE: 2019 POSITION: President, Chief Executive Officer and Director	James D. Nesci serves as President and Chief Executive Officer of Blue Foundry Bank, a position he has held since 2018. In addition, he is a former board member of the New Jersey Bankers Association. Mr. Nesci has been instrumental in developing the Blue Foundry Bank brand. Prior to his role at Blue Foundry Bank, he served as Head of National Sales for TD Bank’s $20 billion U.S. wealth management business. Before joining TD Bank, Mr. Nesci served as Executive Vice President and Chief Wealth Management Officer of Provident Bank and was President of Beacon Trust, a wholly owned subsidiary of Provident Bank. Prior to this, Mr. Nesci was Chief Operating Officer with Wilmington Trust Company, National Wealth Management. Mr. Nesci earned two separate MBAs from Columbia Business School and the London Business School, respectively, as well as a Bachelors degree in Business Administration in Finance from Hofstra University in New York. He also has received his NACD Fellowship certificate.

Mr. Nesci’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors, and alignment on corporate strategy.

Blue Foundry Bancorp | 2023 Proxy Statement	17

Proposal 1: Election of Directors

Patrick H. Kinzler

AGE: 64 DIRECTOR SINCE: 2012 POSITION: Director	Patrick H. Kinzler has been Managing Principal at HLW International LLP, an architectural firm, since 2006. His areas of responsibility include Finance, Legal, and Information Technology. Mr. Kinzler served as Treasurer of KPMG Consulting / BearingPoint from January 2000 until December 2005. From 1997 until 2000, Mr. Kinzler served as Assistant Treasurer of SmithKline Beecham. Mr. Kinzler began his corporate career in 1986 with PNC Financial Corp., first in the credit training program and then as a Corporate Banker in PNC’s New York office. His last position was a Manager of Large Corporate Banking in the New Jersey marketplace. Mr. Kinzler received a Bachelors degree in Business Administration and Accounting from Shippensburg State University and an MBA in Finance from Temple University.	Mr. Kinzler’s valuable experience in banking and corporate treasury greatly assists the Board of Directors with its assessment of our risk management efforts and operational needs.

Mirella Lang

AGE: 44 DIRECTOR SINCE: 2020 POSITION: Director	Mirella Lang is Managing Director of AQR’s Business Development team, representing the firm’s investment strategies to institutional investors throughout the United States. Prior to AQR, Ms. Lang was a Director in the Financial Institutions Group in the investment banking division at UBS, and earlier at Merrill Lynch & Co. While in investment banking, Ms. Lang advised banks, asset management and insurance companies on corporate initiatives, such as M&A, capital raising, restructuring, and leveraged buyouts. She earned a Bachelor of Science in Accounting from Washington & Lee University and received an MBA from the University of California at Berkeley’s Haas School of Business.

Ms. Lang serves on the Board of ASSIST, a non-profit organization focused on high school exchange education for exceptionally gifted international students.

Ms. Lang’s experience with investment management, investment banking and the financial institutions industry brings valuable skills to our board.

18	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

Elizabeth Varki Jobes, Esq.

AGE: 56 DIRECTOR SINCE: 2023 POSITION: Director	Elizabeth Varki Jobes, Esq. serves as Senior Vice President and Global Chief Compliance Officer of Amryt Pharmaceuticals, a global commercial-stage pharmaceutical company, since 2020. Before joining Amryt, Ms. Jobes served as Senior Vice President and Chief Compliance Officer of North America at EMD Serono. Ms. Jobes also served in leadership roles at Spark Therapeutics, Auxilium Pharmaceutical, and Cephalon. Prior to her career in the pharmaceuticals industry, Jobes held various roles within Philadelphia’s District Attorney’s Office from 1991 to 2006. Ms. Jobes’ service on several boards demonstrates her invaluable leadership skills. She currently serves on the board of Ampio Pharmaceuticals, a public company, as well as the board of a private biopharmaceutical company (Eyam Vaccines and Immunotherapeutics), and the board of a not-for-profit organization. Ms. Jobes is a member of the South Asian Bar Association and was a former board member of Women’s Way. She received her law degree from Rutgers University School of Law and is licensed to practice in both New Jersey and Pennsylvania.

Ms. Jobes’ years of combined legal and compliance experience leading large, global companies, as well as her service on a public board, brings additional perspective to our board.

The Seidman Group has provided the Company notice that it is nominating two persons for election as directors at the annual meeting. As a result, the election of directors is considered a contested election, meaning the two nominees receiving the largest pluralities of the votes cast will be elected.

The Board of Directors unanimously recommends that you disregard any blue proxy card that may be sent to you by the Seidman Group. Voting to WITHHOLD with respect to the Seidman Group’s nominees (Jennifer Corrou and Raymond J. Vanaria), on their blue proxy card is not the same as voting FOR the Company’s Board of Director nominees, J. Christopher Ely and Robert T. Goldstein, because a vote to WITHHOLD with respect to the Seidman Group’s nominees on their blue proxy card will revoke any previous proxy submitted by you. If you have already voted using a blue proxy card sent to you by the Seidman Group, you can revoke it by following the instructions on the WHITE proxy card to vote via the Internet or by telephone or by signing, dating and returning the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting.

For example, this means that if you have submitted a WHITE proxy voting FOR the nominees recommended by your Board but later submit a blue proxy card withholding your votes from the Seidman Group nominees, your prior vote in favor of J. Christopher Ely and Robert T. Goldstein, the nominees recommended by your Board, will not be counted.

Although the Company is required to include all nominees for election on its universal WHITE proxy card, for additional information regarding the Seidman Group’s nominees and related information, please refer to the Seidman Group’s proxy statement. Even if you would like to elect the nominees of the Seidman Group, we strongly recommend you use the Company’s WHITE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the universal WHITE proxy card) when filed by the applicable party with the SEC in connection with the annual meeting at the SEC’s website (http://www.sec.gov).

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kelly Pecoraro, age 54, has been our Executive Vice President and Chief Financial Officer since May 2022. Prior to joining Blue Foundry Bank, Ms. Pecoraro served as Executive Vice President, Chief Accounting Officer and Comptroller from January 2019 until April 2022 at Investors Bank, Short Hills, New Jersey, when Investors Bank was acquired by Citizens Financial Group, Inc. Ms. Pecoraro joined Investors Bank in May 2005 as part of the Financial Reporting team, holding various positions prior to becoming the Chief Accounting Officer in January 2010. Prior to joining Investors Bank, Ms. Pecoraro served as an audit professional at KPMG LLP. Ms. Pecoraro received a Bachelor’s degree in Accounting from St. Peter’s College and is a Certified Public Accountant.

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Proposal 1: Election of Directors

Jason Goldberg, age 48, has been our Executive Vice President and Chief Lending Officer since September 2021. Prior to joining Blue Foundry Bank, Mr. Goldberg held a senior vice president position at Israel Discount Bank of New York where he worked from October 2015 to September 2021. Prior to that, Mr. Goldberg held a senior vice president position at Crestmark Bank where he worked from October 2010 to September 2015, and was vice president at Westgate Financial Corporation from 2001 to 2010.

Elizabeth Miller, age 63, has been our Executive Vice President and Chief Retail Officer since October 2018. Prior to joining Blue Foundry Bank, Ms. Miller held positions at Affinity Federal Credit Union, the largest Credit Union in New Jersey, where she was the Senior Vice President of Member Experience and Service from October 2014 to October 2018 and led the multi-state branch network, the wealth and business development teams, the central operations group and the 65-person call center. Prior to that, Ms. Miller worked at Peapack Gladstone Bank from August 2011 to October 2014, where she was the Vice President of Retail Branch Sales and Operations. Ms. Miller has a Bachelor’s degree in Business and Marketing from Montclair State University.

Elyse D. Beidner, age 69, has been our Executive Vice President and Chief Legal Officer since 2004. Prior to joining Blue Foundry Bank, Ms. Beidner had gained more than 25 years of experience providing legal support for various financial institutions including JP Morgan Chase and Bank of America. She earned her Bachelor’s degree in French and Spanish from Goucher College, her Juris Doctor degree from Widener University School of Law, and her Masters in Corporate Law from New York University School of Law.

Alex Malkiman, age 48, has been our Executive Vice President and Chief Technology Officer since March 2022. Prior to joining Blue Foundry Bank, Mr. Malkiman acted as the Executive Director and Head of IT Infrastructure and Security at CIFC Asset Management and as Director of Global Infrastructure and Client Services at ITG. Mr. Malkiman earned a Bachelor of Science in Computer and Information Science from Brooklyn College, and later went on to earn a MBA in Information Systems Management and Financial Management from the Lubin School of Business a Pace University.

Thomas Packwood, age 57, has been our Senior Vice President and Chief Audit Executive since 2011. Prior to joining Blue Foundry Bank, Mr. Packwood held senior positions at Deloitte, U.S.B. Holding Co., USA Bank, and RSM US LLP. Mr. Packwood received a Bachelor’s degree in Accounting from Villanova University and is a Certified Public Accountant. Additionally, he invented and implemented a patented quarterly Risk Assessment and Management System.

Acela Roselle, age 62, has been our Executive Vice President and Human Resources Director since 1999. Prior to joining Blue Foundry Bank, Ms. Roselle acted as the Employment Manager at Meadowlands Hospital Medical Center. Ms. Roselle attended The Wood Business School in New York and obtained a SHRM PHR Certification through Fairleigh Dickinson University in 2000.

Robert Rowe, age 61, has been our Executive Vice President and Chief Risk Officer since November 2022. Prior to joining Blue Foundry Bank, Mr. Rowe served as Executive Vice President and Chief Credit Officer of Webster Financial Corporation, and as Executive Vice President and Chief Credit Officer of Sterling National Bank from July 2019 until Sterling’s merger with Webster Bank in 2022. Prior to that, Mr. Rowe was Chief Credit Officer and subsequently Chief Risk Officer at CIT Group Inc. from 2010 through 2018. Prior to joining CIT Group, Mr. Rowe served as Chief Credit Officer at National City Corporation until its acquisition by PNC Corporation. Mr. Rowe received a Bachelor’s degree in Economics from Boston College and an MBA in Finance from Indiana University.

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Proposal 1: Election of Directors

Environmental, Social and Governance (“ESG”) Matters

SUMMARY

We recognize and are committed to our corporate responsibility to conduct business in an environmentally sustainable and socially appropriate manner. We deeply care about the environment and the communities in which we operate and in that regard we carefully consider how we do business and who we do business with. We believe this commitment and focus supports long-term shareholder value.

Blue Foundry Bancorp conducts its business activities with a view to ensuring that the interests of all stakeholders, including shareholders, employees, customers and communities, are considered. ESG matters are discussed at the Board’s Nominating and Corporate Governance Committee, the Bank’s Executive Leadership Committee meetings, and the recently formed management ESG Committee, where ideas and actions are generated and monitored.

Blue Foundry Bank has traditionally prioritized a highly engaged and diverse employee base serving its communities and customers in a safe, prudent and risk disciplined manner. It has developed a robust enterprise risk management and compliance function, including cybersecurity and privacy policies. It maintains strong and proactive relationships with its regulators.

We have focused initially on several key priorities as part of our ESG initiatives:

•	Business ethics are of manifest importance to us. Every director and employee is expected to comply with the Code of Conduct and recertifies their compliance on an annual basis.

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Safeguarding the privacy of customer data has always and continues to be a significant focus. The Company makes ongoing investments in systems and technology, and we have implemented a strong, multi-layered perimeter to safeguard customer data. We regularly conduct tests to ensure that staff remains vigilant with respect to Company and customer information privacy. In addition, we regularly monitor the adequacy of our consumer financial protection measures.

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To combat cybersecurity threats, training and education is provided regularly to the Board as well as employees so that they remain aware of possible threats to Company and customer information privacy.

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Diversity of the Board is of paramount importance. The Nominating and Governance Committee continually assesses the diverse attributes (such as geographic, professional, ethnic/racial) of the existing Board and identifies opportunities for expanding its diversity. Board-level discussions remain a continuing agenda item.

Blue Foundry Bank has traditionally prioritized a highly engaged and diverse employee base serving its communities and customers in a safe, prudent and risk disciplined manner. It has developed a robust enterprise risk management and compliance function, including cybersecurity and privacy policies. It maintains strong and proactive relationships with its regulators.

Actions taken to date with a view toward being environmentally conscious include reducing the amount of paper utilized within Blue Foundry Bank by digitizing all documents enterprise-wide, minimizing reliance on printers through increased use of technology, and increasing recycling. The administrative headquarters were designed with a focus specifically geared toward ESG. For example, all lighting throughout the space is energy-efficient and designed to be illuminated only when workspaces and offices are occupied. Window coverings were designed to operate in a manner geared to efficiently manage energy usage. The Company’s and Blue Foundry Bank’s focus on ESG initiatives continues to be expanded and remains a priority for the Board and management.

HUMAN CAPITAL MANAGEMENT

The success of our business is highly dependent on our employees who are dedicated to our mission to inspire and enable the communities we serve to achieve financial stability and success. We seek to hire and retain well qualified employees to sustain and build on our culture of service and performance. Our selection and promotion processes are without bias and include the active recruitment of minorities and women. Blue Foundry Bank maintains a job posting and referral program as well as an Affirmative Action Program, and, in an effort to attract and retain qualified applicants, particularly in areas where a shortage of personnel exists, Blue Foundry Bank provides additional incentives to employees who assist in the recruitment of new hires.

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Proposal 1: Election of Directors

Our workforce is 64% female and 36% male. None of our employees are covered by a collective bargaining agreement.

We encourage the growth and development of our employees and, whenever possible, seek to fill positions by promotion and transfer from within the Company. Continual learning and career development are advanced through annual performance and development conversations between employees and their managers. Blue Foundry Bank encourages all employees to utilize internally developed training programs, customized corporate training engagements and educational reimbursement programs to improve their skills and qualifications to enable them to be considered for promotion or advancement. We offer employees an in-house leadership program, led by Rutgers University instructors, that includes critical thinking, emotional intelligence, management and leadership skills.

The safety, health, and physical and mental wellness of our employees is a top priority. We promote the health and wellness of our employees by strongly encouraging work-life balance, offering flexible work schedules, keeping the employee portion of health care premiums to a minimum, and sponsoring various wellness programs through which employees are encouraged to incorporate healthy habits into their daily routines. The administrative office space was designed with the health and well-being of our workforce in mind in that it was configured to maximize natural light, provide flexible and collaborative workstations, as well as access to meditation rooms, a fitness center, and private space for nursing mothers.

Employee retention is important to our continued success and helps us operate efficiently and achieve our business objectives. We provide competitive wages, annual incentive bonuses, a 401(k) Plan with an employer matching contribution, equity ownership in our Company via an employee stock ownership plan and equity incentive plan, healthcare and wellness programs, a life assistance program, flexible spending accounts, group term life insurance, identity fraud coverage, generous paid time off, 11 paid holidays, and an educational assistance program. At December 31, 2022, nearly 20% of our team had been with us for 10 years or more.

DIVERSITY, INCLUSION AND RESPECT IN THE WORKPLACE

Management and staff at all levels of the Company and Blue Foundry Bank are expected to behave in a fair, ethical and legal manner in all circumstances. This includes both internal interactions with other members of the organization and external interactions with customers, members of the community, vendors, and applicants for employment. We firmly believe that our high standard of ethical behavior will maintain the favorable reputation of Blue Foundry Bank in the marketplace and ensure Blue Foundry Bank remains a great place to work, invest in and do business with.

We communicate our expectations for honest, fair and ethical behavior through numerous policies within the organization. The commitment of our directors and executive management team to moral and ethical behavior means that the proper tone is set from the top of the organization. This begins with our Code of Conduct which describes the moral, ethical, legal and regulatory requirements by which all personnel must conduct themselves. The Code of Conduct establishes the expectation that employees conduct themselves with integrity, at all times. It provides employees with governing principles to guide their conduct with clients, customers, suppliers, vendors, shareholders, co-workers, regulators, markets, and the communities in which we operate. It applies to the employees and directors of the Company, Blue Foundry Bank, and their direct and indirect subsidiaries. Importantly, each officer at the Vice President level and above, and each director must also abide by the Conflict of Interest and Confidentiality Policy. This Policy recognizes the importance of fostering a culture of transparency, integrity and honesty and, as such, mandates that all such parties avoid any actions that appear to interfere with good judgment concerning Blue Foundry Bank’s best interests.

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Proposal 1: Election of Directors

Blue Foundry Bank is dedicated to ensuring that all personnel decisions are in accordance with equal employment opportunity. We adhere to the principle that equal employment opportunity is not only a legal principle, it is a moral commitment as well. Our policy for Equal Employment and Affirmative Action states that Blue Foundry Bank will recruit, hire, train and promote, in all job classifications without regard to any classification protected by applicable federal, state or municipal law. It is the policy of Blue Foundry Bank that there shall be no discrimination with respect to employment, or any of the terms and conditions of employment, because of an individual’s race, color, sex, pregnancy or breastfeeding, sexual or affectional orientation, gender identity or expression, religion, creed, national origin, nationality or ancestry, citizenship, age, atypical hereditary cellular or blood trait, genetic information, disability (including AIDS and HIV infection), marital status, civil union status, domestic partnership status, veteran status, refusal to submit to a genetic test or to make available the results of a genetic test to an employer, or liability for service in the armed forces, or any other characteristic protected under applicable federal, state or local law. This policy applies to all employment actions including, but not limited to, recruitment, selection, training, promotion, transfer, layoff and termination, job-related social or recreational programs. Blue Foundry Bank’s policy statement is required to be displayed in an area which is readily accessible to both employees and applicants. Blue Foundry Bank maintains all facilities in such a manner that illegal segregation on the basis of any protected characteristic does not result.

Our Anti-Harassment Policy states that Blue Foundry Bank is unequivocally opposed to and will not tolerate any harassment of a sexual, racial, ethnic, age or religious nature, or based on any other personal characteristics protected by law from such harassment, that is directed toward any employee or applicant for employment or any other person in the workplace by any other employee or person in the workplace. Blue Foundry Bank will not permit any employee to harass others with whom they have business interactions, including but not limited to other employees, customers and vendors, nor will it permit any outsider to harass Bank employees. This is true not only in the workplace, but during any event outside work involving Bank employees. All employees and supervisors must comply with this policy and take appropriate measures to ensure that such conduct does not occur.

Additional policies that communicate the importance and expectations of honest, ethical and fair behavior include the Insider Trading Policy which prohibits directors, officers and other employees from trading shares of the Company’s common stock based on material nonpublic information.

To reinforce the importance of the policies above, annual training programs on certain policies are provided to all employees. These programs help employees understand how the policies apply on a day-to-day basis and how to deal with events and situations that may occur. Employees are encouraged to report concerns without fear of retaliation and may do so in a confidential manner.

The Company’s diversity is demonstrated throughout the organization, including by the members of the Executive Management team. Of our nine executives, four are women, one of whom is a member of an underrepresented minority group. Overall, Blue Foundry Bank’s staff is 64% female and 36% male. In keeping with the Board’s commitment to further diversify, the Board recently appointed Elizabeth Jobes resulting in a board that currently includes three women, one of whom is a member of an underrepresented minority group. The Board has made it a continuing priority to further expand its diversity.

Community Engagement. A key element of our mission is to encourage the stability and success of our communities. The Company continues to support organizations that provide healthcare, economic assistance, education and other vital resources. Some of our more significant community-oriented efforts included support of food pantries across all of our markets, local law enforcement and emergency squads. We also continue to support our communities through the many donations made by the Blue Foundry Charitable Foundation.

Further information related to Blue Foundry Bank’s support of its communities through volunteerism and philanthropic activities can be found in the ‘In the News’ section of Blue Foundry Bank’s website.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address, www.bluefoundrybank.com, throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our websites by reference to this proxy statement or the accompanying materials.

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Proposal 1: Election of Directors

Corporate Governance

Blue Foundry is committed to maintaining sound corporate governance guidelines and very high standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations. The following are key features of our corporate governance practices.

•	Of our current 9 Directors, 8 are independent.

•	The Board and management regularly focus on strategic planning.

•	New directors are onboarded with an orientation package and are assigned an existing member of the board to mentor during an integration period.

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The Board follows a robust Director Education Program to keep abreast of significant risks and compliance issues; laws, regulations and requirements applicable to the Company; corporate governance best practices; products and services offered by the Company; changes in the financial services industry; enhancements in technology and platforms relating to the financial services industry; and the delivery and availability of banking products and services.

•	Stock ownership and retention policies are in place for directors and executive officers.

•	We have a clawback policy that applies to the bonus and incentive compensation paid to our executive officers.

•	The Board conducts annual self-evaluations.

•	The Board reviews management talent and succession planning at least annually.

•	The Board actively utilizes internal and external experts in the matters of audit, governance, compensation, shareholder interests and risk management.

•	The Board understands the importance of maintaining regular, open, and transparent communications with our federal and state regulators.

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We have practices to align executive compensation with long-term shareholder interests; these practices are routinely reviewed and appropriately revised by the Compensation Committee in conjunction with an independent compensation consultant.

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We oversee our risk management with a focus on the most significant enterprise risks facing our Company, including compliance, credit, legal, liquidity, market, operational, cybersecurity, reputational, and strategic risks.

•	We have guidelines governing the use of pre-established trading plans for transactions in our securities.

ENGAGEMENT

Our Board and management’s active engagement with our shareholders in soliciting their perspectives is critical to providing long-term value to all of our Company’s stakeholders. We are committed to constructive and meaningful communication with our shareholders.

Throughout 2022, management and directors proactively engaged with a number of our institutional shareholders as well as retail shareholders through outreach, meetings, investor presentations, quarterly investor calls and quarterly town hall meetings with all employees.

CODE OF ETHICS FOR SENIOR OFFICERS

Blue Foundry Bancorp has adopted a Code of Ethics for Senior Officers that applies to Blue Foundry Bancorp’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

24	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

Our Board believes that sound corporate governance calls for an independent oversight function. The role of chairman has always been filled by an independent director.

Under the Board of Directors leadership structure, the offices of Chairperson of the Board and Chief Executive Officer are held by separate individuals. The Chairman of the Board is Kenneth Grimbilas, who is an independent director and does not serve in any executive capacity with the Company. The Company’s Chief Executive Officer is James D. Nesci. This current structure provides for a greater role of the independent directors in the oversight of Blue Foundry Bancorp and Blue Foundry Bank, and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board conducts regular executive sessions of independent directors.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	limiting non independent directors to the President and Chief Executive Officer;

•	regular meetings of the independent directors; and

•	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Blue Foundry Bancorp. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of each board committee regarding the committees’ considerations and actions, through review of minutes of committee meetings, and through regular reporting directly from officers responsible for oversight of particular risks within Blue Foundry Bancorp. Risks relating to the direct operations of Blue Foundry Bank (the “Bank”) are further overseen by the Board of Directors of the Bank, whose directors are the same individuals who serve on the Board of Directors of Blue Foundry Bancorp. The Bank Board of Directors also has a committee that conducts risk oversight. All management committees including enterprise risk management, loan and loan oversight, ALCO/investment, and information technology, are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Blue Foundry Bancorp and the Bank.

BOARD DIVERSITY

The Board is committed to continuing to diversify the composition of the Board. During 2022, the Board embarked on a mission to find a qualified, diverse candidate, to complement the current Board of Directors. That search resulted in finding an extremely qualified candidate, Elizabeth Jobes, Esq. Ms. Jobes was appointed to the Boards of Directors of the Bancorp and Bank in January 2023. Of the nine current members of the Board of Directors, three directors (33% of the Board) are women, one of whom is a member of an underrepresented minority (Ms. Jobes).

SUNSETTING OF THE CLASSIFIED BOARD

As a newly-public company, the Board had determined that continuing its classified board structure was important to support the Company’s stability and oversight during the initial period following its public offering in July, 2021. In 2022, the Board approved a plan to phase in the declassification of the Board so that by the 2027 annual meeting of shareholders, a period of five (5) annual meetings following the 2021 initial public offering, all directors will be elected for one-year terms.

Proposal 3 of this Proxy Statement establishes the method for obtaining shareholder approval to facilitate the declassification of the Board.

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Proposal 1: Election of Directors

EMPLOYEE, OFFICER AND DIRECTOR HEDGING AND PLEDGING

The Company has adopted an anti-hedging and anti-pledging policy, which prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company common stock.

Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited. This policy does not prohibit transactions in the stock of other companies.

The anti-hedging and anti-pledging policy also prohibits directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for any other loan.

The Company does not have anti-hedging policies or procedures that are applicable to the Company’s employees who are not executive officers and as such, hedging transactions by non-executive employees are not prohibited.

The information provided under this Employee, Officer and Director Hedging and Pledging section shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each of our directors, with the exception of Chief Executive Officer James D. Nesci, is “independent” as defined in the listing standards of the NASDAQ Stock Market. Mr. Nesci is not independent because he is one of our executive officers. In determining the independence of our directors, the Board of Directors considered relationships between Blue Foundry Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below.

ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

Blue Foundry Bancorp does not have a written policy regarding director attendance at annual meetings of shareholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All directors attended the 2022 Annual Meeting of Shareholders, and we anticipate that all of our directors will attend the 2023 Annual Meeting of Shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any shareholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Blue Foundry Bancorp, 19 Park Avenue, Rutherford, New Jersey 07070, Attention: Board of Directors. The letter should indicate that the sender is a shareholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Blue Foundry Bancorp or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all relevant communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of Blue Foundry Bancorp is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the boards of directors are the Audit Committee, Compensation Committee, the Nominating/Corporate Governance Committee, and the Enterprise Risk Management Committee.

26	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

The Board of Directors of Blue Foundry Bancorp held twelve regular meetings and two special meetings during the year ended December 31, 2022. The Board of Directors of Blue Foundry Bank held twelve regular meetings and one special meeting during the year ended December 31, 2022. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee consists of Directors Ely, Grimbilas, Kinzler and Lang. Mr. Ely serves as Chair of the Audit Committee. Each member of the Audit Committee is “independent” as defined in our Nominating and Corporate Governance Committee Charter. The Board of Directors has determined that Mr. Ely qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Blue Foundry Bancorp and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met 9 times during the year ended December 31, 2022.

Compensation Committee. The Compensation Committee consists of Directors Grimbilas, Ely, Goldstein, Lang, Letsche and Shaw. Mr. Goldstein serves as Chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Blue Foundry Bancorp or Blue Foundry Bank. The Compensation Committee met 8 times during the year ended December 31, 2022.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Blue Foundry Bancorp’s compensation and incentive plans, policies and programs, and to oversee Blue Foundry Bancorp’s management development and succession plans for executive officers. Blue Foundry Bancorp’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

The Compensation Committee operates under a written charter which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our shareholders.

The Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Blue Foundry Bancorp and a peer group analysis of other financial institutions. In order to identify the appropriate compensation level necessary to attract and retain the talent to build the institution, we consulted with our compensation consultant in developing our peer group. Our peer group is comprised of institutions of similar complexity, within the tri-state geographic area, having approximately $400 million in equity and an asset size of approximately $3 billion.

Our executive compensation program is designed to:

•	Attract and retain talented employees in leadership positions by recognizing the importance of these individuals to Blue Foundry Bancorp.

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Support our strategic performance objectives. Our goal is to provide executive officers with a total compensation package competitive with the market and industry in which we operate, and to promote the long-term goals and performance of Blue Foundry Bancorp. With this in mind, we implemented a new, formal annual incentive plan in 2020 that pays cash awards to the executive officers based on certain performance metrics without encouraging them to take unnecessary risks. In addition, at the 2022 Annual Meeting of Shareholders, the shareholders approved the 2022 Equity Incentive Plan. We believe the use of these plans align the interests of management with those of our shareholders.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Grimbilas, Goldstein, Letsche and Shaw with Mr. Shaw serving as Chair. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2022.

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Proposal 1: Election of Directors

The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.”

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of shareholders.

COMPENSATION CONSULTANTS

Independent Compensation Consultant. Pearl Meyer & Partners, LLC, our compensation consultant, reports directly to the Compensation Committee and provides no other services to the Company, Blue Foundry Bank or management. The Committee considered the firm’s independence under the relevant SEC and stock exchange factors, and determined the firm satisfied the requirements for independence.

Role of the Independent Compensation Consultant. Pearl Meyer provides independent compensation consulting services to the Committee related to executive, officer, and board of director compensation. In 2022, Pearl Meyer assisted Blue Foundry in the development of its new equity compensation program that was approved by the Company’s shareholders at the 2022 Annual Meeting and provided competitive market information on equity practices in banks comparable to Blue Foundry Bank.

OTHER COMPENSATION GUIDELINES, PRACTICES AND POLICES

Stock Ownership Guidelines. The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of its senior executive officers and directors with those of shareholders. Accordingly, the Company has adopted a Stock Ownership and Retention Policy for executive officers and directors of the Company that require the following minimum dollar investment in Company common stock:

Position	Guideline

Chief Executive Officer	One times (1x) of base salary

Other Executive Officers	One times (1x) of base salary

Non-Employee Directors	Three times (3x) the annual retainer paid to the Director for their board membership

Newly appointed senior executive officers and directors have five years from the time they are appointed, promoted or elected, as the case may be, to meet these guidelines. In order to expedite this process, a minimum of 50% of shares (net of taxes) acquired through the Company’s 2022 Equity Incentive Plan will be required to be held upon each vesting until the guidelines are met. For the purpose of determining if the ownership guidelines are met, unvested performance shares and underlying outstanding stock options will not be considered. Stock ownership for executive officers and directors is reviewed on an annual basis and the Compensation Committee maintains responsibility for the administration of this Policy at its full discretion.

“Clawback” Provision. The executive compensation program includes a clawback provision. In the event the Company or Blue Foundry Bank is required to restate its financial statements, participants will be required to forfeit any incentive award earned or distributed during the period for which the restatement is required in excess of what they would have otherwise received based on restated results. The Board has discretion in determining the application of clawbacks and the amounts to be reclaimed under this provision.

COMPENSATION AND RISK MANAGEMENT

Our Chief Risk Officer evaluated all incentive-based compensation for employees of the Company and prepared a report for the Compensation Committee indicating that none of our incentive-based awards individually, or taken together, was reasonably likely to have a material adverse effect on Blue Foundry. None of the compensation or incentives for Blue Foundry employees were considered as encouraging undue or unwarranted risk. The Compensation Committee accepted the Chief Risk Officer’s report.

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Proposal 1: Election of Directors

COMMITTEE CHARTERS

The Audit Committee, the Nominating and Governance Committee, and the Compensation Committee each operate pursuant to a separate written charter adopted by the Board. All of the committee charters are available on our website: www.bluefoundrybank.com. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCEDURES

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations. The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our shareholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community-oriented bank, the Board of Directors also seeks directors who can continue to strengthen Blue Foundry Bank’s position in its community and can assist Blue Foundry Bank with business development through business and other community contacts. The Board of Directors is committed to continuing to diversify the composition of the Board.

Process for Identifying and Evaluating Nominees; Director Qualifications. The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

•

Contribution to Board—Blue Foundry Bancorp endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Blue Foundry Bancorp’s, and committees thereof, on which the candidate serves. The Board of Directors will carefully consider the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Blue Foundry Bancorp.

•

Experience—Blue Foundry Bancorp is the holding company of Blue Foundry Bank, an insured depository institution. Because of the complex and heavily regulated nature of Blue Foundry Bancorp’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•

Familiarity with and Participation in Local Community—Blue Foundry Bancorp is a community-oriented organization that serves the needs of local consumers and businesses. In connection with the local character of Blue Foundry Bancorp’s business, the Board of Directors will consider a candidate’s familiarity with Blue Foundry Bancorp’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Blue Foundry Bancorp’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•

Integrity—Due to the nature of the financial services provided by Blue Foundry Bancorp and its subsidiary, Blue Foundry Bank, Blue Foundry Bancorp is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Blue Foundry Bancorp’s Bylaws.

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Proposal 1: Election of Directors

•

Shareholder Interests and Dedication—A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Blue Foundry Bancorp and its shareholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Blue Foundry Bancorp and its shareholders, including past service with Blue Foundry Bancorp or Blue Foundry Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•

Independence—The Board of Directors will consider the absence or presence of material relationships between a candidate and Blue Foundry Bancorp (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. SEC regulations and applicable listing standards). If Blue Foundry Bancorp should adopt independence standards other than those set forth in the NASDAQ Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

•

Gender, Ethnic, and other Diversity—Blue Foundry Bancorp understands the importance and value of diversity, including gender, ethnicity, skills, and other status, on a board of directors and will consider highly qualified candidates and their demographic backgrounds, including women and individuals from minority groups, to include in the pool from which candidates are chosen. The Board of Directors is committed to continuing to diversify the composition of the Board.

•

Additional Factors—The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Blue Foundry Bancorp’s shareholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Blue Foundry Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

The Board of Directors may consider qualified candidates for director suggested by our shareholders. Shareholders can suggest qualified candidates for director by writing to our Corporate Secretary at 19 Park Avenue, Rutherford, New Jersey 07070. The Board of Directors has adopted a procedure by which shareholders may recommend nominees to the Board of Directors. Shareholders who wish to recommend a nominee must write to Blue Foundry Bancorp’s Corporate Secretary and such communication must include:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the shareholder as they appear on Blue Foundry Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Blue Foundry Bancorp’s capital stock that are owned beneficially or of record by such shareholder and such beneficial owner;

•

A description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	A representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the shareholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

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•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Blue Foundry Bancorp’s Board of Directors; and

•	Such other information regarding the candidate or the shareholder as would be required to be included in Blue Foundry Bancorp’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for director by a shareholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after the anniversary of the preceding year’s annual meeting, a shareholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Blue Foundry Bancorp no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the SEC, or on a website maintained by Blue Foundry Bancorp) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by shareholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a shareholder. Shareholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Blue Foundry Bancorp. See “Shareholder Proposals and Nominations.”

AUDIT COMMITTEE REPORT

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2022.

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Blue Foundry Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

J. Christopher Ely (Chair)

Kenneth Grimbilas

Patrick H. Kinzler

Mirella Lang

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Proposal 1: Election of Directors

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Blue Foundry Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of the Company not having any interest in the transaction. In the ordinary course of business, Blue Foundry Bank makes loans available to its directors, officers and employees. The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was approximately $54,000 at December 31, 2022, consisting of one loan to an officer of the Company. This loan was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Blue Foundry Bank. This loan neither involves more than the normal risk of collectability nor present other unfavorable features.

Other than described above, and except for loans to executive officers made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Blue Foundry Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee reviews and approves all related party transactions in accordance with, and as required by, the NASDAQ corporate governance listing standards.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based solely on its review of copies of the reports the Company has received and written representations provided to it from the individuals required to file Section 16(a) reports, the Company believes that each individual who, at any time during the fiscal year ended December 31, 2022, served as an executive officer or director of the Company, has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2022, except for Robert Rowe who, due to administrative oversights failed to timely file one Form 4 and one Form 3, respectively, to report one transaction in the Company’s stock. We believe that no other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

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Proposal 1: Election of Directors

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our compensation program is specifically designed to provide executives with competitive compensation packages that include elements of both reward and retention. The Compensation Committee routinely reviews our executive compensation practices to remain market competitive and be able to attract, motivate and retain highly qualified and talented executives who will help maximize Blue Foundry’s financial performance.

ELEMENTS OF EXECUTIVE COMPENSATION FOR 2022

The Compensation Committee used a total compensation approach in establishing our elements of executive compensation, which consists of base salary, annual cash incentive awards, long-term incentive awards (such as stock options), a competitive benefits package and limited perquisites.

BASE SALARY

Annual salary is the only fixed component of Blue Foundry’s executive compensation program. In setting salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its compensation consultant, Pearl Meyer. The Committee then establishes salaries that are competitive to the Peer Group and the external market for similar positions. The Committee reviews the salaries on an annual basis.

For 2022, there was no increase in the CEO’s base salary. When reviewing market data obtained from our Compensation Consultant, we noted that the CEO’s base salary was in-line with the 50th percentile.

ANNUAL INCENTIVE PLAN

Blue Foundry Bank has instituted an Annual Incentive Plan as a short-term incentive plan for our executive officers to incentivize personal performance in conjunction with Blue Foundry Bank’s overall performance. Payments under the Annual Incentive Plan are based on both Blue Foundry Bank’s overall performance and the executive’s personal performance.

The Compensation Committee has set incentive opportunities for each of the Named Executive Officers based on a percentage of base salary. The actual amount of an award is based on the level of business results and personal performance.

For 2022, the Compensation Committee weighted each Named Executive Officer’s annual cash incentive award opportunity with respect to the corporate financial target and individual goals as follows:

($ in millions)		Performance Goals

Performance Measures	Weight	Threshold (50%)	Target (100%)	Superior (150%)	Result	Payout
Net Loan Growth	30%	$250	$300	$350	$261	61%
Core Deposit Growth	25%	$46	$54	$62	$87	150%
Net Interest Margin	25%	2.72%	2.92%	3.12%	2.73%	53%
Individual Performance	20%	Discretionary			Discretionary
Grand Total	100%

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Proposal 1: Election of Directors

Under the 2022 Annual Incentive Plan, the committee set the targeted total cash incentive award for Mr. Nesci’s award at 60% of base salary and the targeted total cash incentive award for Ms. Pecoraro, Mr. Goldberg and Ms. Miller at 35% of base salary. For the year ended December 31, 2022, the Named Executive Officers received an Annual Incentive Plan payment as detailed below:

	2022

	Annual Incentive Plan Actual Payment	Actual Payment % of Base Salary	Annual Incentive Plan Target %

James D. Nesci	$415,485	59%	60%

Kelly Pecoraro(1)	85,228	35%	35%

Jason Goldberg	121,183	35%	35%

Elizabeth Miller	115,643	35%	35%

(1)	Ms. Pecoraro’s annual incentive was prorated based upon actual earnings in 2022 as she was not employed for the full year.

EQUITY INCENTIVE PLAN

The 2022 Equity Plan was approved by shareholders of the Company at the annual meeting of shareholders held on August 25, 2022. Under the 2022 Equity Plan, individuals including officers and directors are eligible to receive awards of restricted stock and stock options to purchase shares of Blue Foundry Bancorp common stock (at an exercise price of no less than the market price of the common stock at the time of grant). A total of 3,993,150 shares (1,140,900 restricted stock awards and 2,852,250 stock options) of Blue Foundry Bancorp common stock were authorized for issuance under the 2022 Equity Incentive Plan. Restricted stock awards and options granted under the 2022 Equity Plan generally vest in equal installments, over a service period between five and seven years beginning one year from the date of grant. The vesting of the awards and options accelerate upon death, disability or an involuntary termination at or following a change in control.

During the year ended December 31, 2022, the Company awarded 1,861,850 stock options to officers under the 2022 Equity Plan. These stock option awards vest ratably over seven years. The Compensation Committee believes that officer and employee stock ownership provides a significant incentive for building shareholder value by further aligning the interest of our officers and employees with shareholders because such compensation is directly linked to the performance of Blue Foundry common stock.

RETIREMENT PLANS

Deferred Compensation Plan. Blue Foundry Bank has entered into an Executive Deferred Compensation Agreement with Mr. Nesci (the “Deferred Compensation Agreement”). Under the Deferred Compensation Agreement, each year Blue Foundry Bank will credit a contribution of at least $50,000 to an account for the benefit of Mr. Nesci. The amounts credited to the account will earn an annual rate interest equal to the Prime Rate (as reported in the Wall Street Journal on the first business day of the year) plus two percent (2%), compounded monthly. The Board of Directors may, in its discretion, change the rate used to credit interest on the account from time to time. Mr. Nesci is always 100% vested in his account under the Deferred Compensation Agreement. Mr. Nesci generally will become entitled to a lump sum distribution of his account under the plan within 30 days following a separation from service. If Mr. Nesci dies prior to receiving a distribution from the plan, his beneficiary will be entitled to receive the account balance in a single lump sum payment. In certain situations that would constitute an unforeseeable emergency, Mr. Nesci may be entitled to receive an in-service distribution of a portion of his account under the Deferred Compensation Agreement.

401(k) Plan. Blue Foundry Bank maintains the Blue Foundry Bank 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Blue Foundry Bank.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. For 2022, the salary deferral contribution limit was $20,500, provided, however, that a participant over age 50 could contribute an additional $6,500 to the 401(k) Plan for a total of $27,000. In addition to salary deferral contributions, Blue Foundry Bank makes safe harbor matching contributions equal to 100% of a participant’s salary deferrals, up to 4% of the participant’s compensation, and 50% of a participant’s salary deferrals that exceed 4% but do not exceed 6% of the participant’s compensation. A participant is always 100% vested in his or her salary deferral contributions and safe-harbor matching contributions.

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Blue Foundry Bank may also make other discretionary matching contributions and other discretionary employer contributions to the 401(k) Plan, including profit sharing contributions, which vest based on a participant’s years of service at the rate of 0% through three years of service and 100% after completing three years of service. Eligible employees must be 18 years of age and complete 12 months of service (in which they complete at least 1,000 hours of service) to receive profit sharing contributions under the 401(k) Plan.

Defined Benefit Pension Plan. Blue Foundry Bank participated in a multiple employer defined benefit pension plan (the “Pension Plan”). Effective as of May 1, 2020, the plan was amended so that no new employees would become eligible to participate in the plan and the annual benefit provided to employees under the Pension Plan was frozen. Freezing the Pension Plan eliminated all future benefit accruals; however, the accrued benefits as of December 31, 2020, remained. As noted in the IPO prospectus, the Company contemplated withdrawing from the Pension Plan and formally elected to withdraw from the Pentegra Defined Benefit Plan in August 2021, and recognized an $11.2 million expense associated with the exit from the plan. The withdrawal was completed on December 1, 2021.

Employee Stock Ownership Plan. In connection with the conversion and related stock offering, Blue Foundry Bank adopted an ESOP for eligible employees. The named executive officers are eligible to participate in the ESOP on the same terms as other eligible employees. Eligible employees begin participation in the ESOP upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 18.

The ESOP trustee purchased, on behalf of the ESOP, 8.0% of the total number of shares of Blue Foundry Bancorp common stock issued in the conversion and related stock offering, or 2,281,800 shares. The ESOP funded its stock purchase with a loan from Blue Foundry Bancorp equal to the aggregate purchase price of the common stock. The trustee repays the loan principally through Blue Foundry Bank’s contributions to the ESOP and any dividends payable on common stock held by the ESOP over the anticipated 25-year term of the loan.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee allocates the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. Participants vest in his or her account balance based on his or her years of service with the bank, at the rate of 20% per year though the first five years of service, so that the participant will be 100% vested after completing five years of service. Participants who were employed by Blue Foundry Bank immediately prior to the closing of the stock offering received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will automatically become fully vested upon attainment of their normal retirement age (age 65), death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon terminating employment in accordance with the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon a participant’s termination of employment among the remaining participants.

Under applicable accounting requirements, Blue Foundry Bank records compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account, which may be more or less than the original issue price.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment Agreement. Blue Foundry Bank entered into an employment agreement with Mr. Nesci, effective January 1, 2021. The employment agreement has an initial term of three years, which extends automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again three years, unless either Blue Foundry Bank or Mr. Nesci give notice to the other party of non-renewal. Notwithstanding the foregoing, in the event Blue Foundry Bancorp or Blue Foundry Bank enters into a transaction that would constitute a change in control, as defined under the employment agreement, the term of the agreement will automatically extend so that it would expire no less than three years following the effective date of the change in control.

The employment agreement specified Mr. Nesci’s initial base salary of $700,000. The Board of Directors or the Compensation Committee of Blue Foundry Bank will review Mr. Nesci’s salary no less than annually and may increase, but not decrease, Mr. Nesci’s base salary. In addition to the base salary, the agreement provides that Mr. Nesci will participate in an annual bonus plan with a target amount determined annually that is not less than 20% of his base salary. Mr. Nesci is also eligible to participate in any long-term incentive plan adopted by Blue Foundry. Mr. Nesci is also entitled to participate in all employee benefit plan

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arrangements and perquisites offered to employees and officers of Blue Foundry Bank and the reimbursement of reasonable business expenses incurred in the performance of his duties with Blue Foundry Bank. Blue Foundry Bank will also provide Mr. Nesci with an annual automobile allowance of $1,100 per month and an annual country club membership allowance of $22,050. Both the automobile and country club membership allowances will increase by 5% each year.

Blue Foundry Bank may terminate Mr. Nesci’s employment, or Mr. Nesci may resign from his employment, at any time with or without good reason. In the event Blue Foundry Bank terminates Mr. Nesci’s employment without cause or Mr. Nesci voluntary resigns for “good reason” (i.e., a “qualifying termination event”), Blue Foundry Bank will pay Mr. Nesci a severance payment equal to the greater of (i) the sum of one times Mr. Nesci’s base salary plus the target amount of the annual incentive bonus (as set by the Board of Directors or the Compensation Committee for the calendar year in which Mr. Nesci’s termination occurs) or (ii) the sum of Mr. Nesci’s base salary that would have been paid during the remaining term of the employment agreement, plus the target amount of the annual incentive bonus that would have been paid during the remaining term of the employment agreement. The severance payment will be paid as salary continuation in substantially equal installments over the twelve-month period following the date of Mr. Nesci’s termination of employment. In addition, if Mr. Nesci elects continued bank-provided group health plan coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), Blue Foundry Bank will reimburse him for the monthly COBRA premium less the active employee premium for the coverage. Mr. Nesci must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary or target bonus opportunity, a material reduction in authority, duties or responsibilities associated with Mr. Nesci’s position with Blue Foundry Bank, a relocation of his principal place of employment resulting in Mr. Nesci performing his services outside of certain counties listed in the employment agreement.

If a qualifying termination event occurs following a change in control of Blue Foundry Bancorp or Blue Foundry Bank, Mr. Nesci would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of (i) his base salary, plus (ii) the greater of his highest actual annual incentive bonus for the three calendar years immediately preceding his termination of employment or the target amount of the annual incentive bonus set by the Board of Directors or the Compensation Committee for the calendar year in which his termination occurs. If Mr. Nesci’s termination of employment occurs within two years after the change in control, the severance will be paid in one lump-sum payment on the next pay date that is at least seven days following his termination. In addition, if Mr. Nesci elects continued bank-provided group health plan coverage pursuant to COBRA, Blue Foundry Bank will reimburse him for the monthly COBRA premium less the active employee premium for the coverage.

The employment agreement terminates upon Mr. Nesci’s death. Also, upon termination of employment (other than a termination in connection with a change in control), Mr. Nesci will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements. Blue Foundry Bank has entered into a Change in Control Agreement with each of Mr. Goldberg, Ms. Miller and Ms. Pecoraro. Each of the change in control agreements has a term of one year that extends each day by one day until either party gives the other notice of non-renewal. Notwithstanding the foregoing, in the event Blue Foundry Bancorp or Blue Foundry Bank enters into a transaction that would constitute a change in control, as defined under the change in control agreements, the term of the agreements will automatically extend so that it would expire no sooner than one year (in the case of Ms. Miller and Mr. Goldberg) or three years (in the case of Ms. Pecoraro) following the effective date of the change in control.

Upon termination of the executive’s employment by Blue Foundry Bank without “cause” or by the executive with “good reason” on or after the effective date of a change in control of Blue Foundry Bank or Blue Foundry Bancorp, the executive would be entitled to a severance payment equal to three times (in the case of Ms. Pecoraro) or one times (in the case of Ms. Miller and Mr. Goldberg) the sum of the executive’s: (i) base salary in effect as of the date of his/her termination or immediately prior to the change in control, whichever is higher; and (ii) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control. The severance will be paid in a lump sum within 30 days following the executive’s date of termination. In addition, the executive would receive twelve consecutive monthly cash payments (in the case of Ms. Miller and Mr. Goldberg) and thirty six consecutive monthly cash payments (in the case of Ms. Pecoraro) equal to the executive’s monthly COBRA premium.

A “good reason” condition for purposes of the change in control agreement includes a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with the executive’s position with Blue Foundry Bank, a relocation of the executive’s principal place of employment resulting in an increase in her commute by 30 miles or more.

36	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2022 and 2021, certain information as to the total compensation paid to James D. Nesci, who serves as our President and Chief Executive Officer, Kelly Pecoraro, who serves as our Executive Vice President and Chief Financial Officer, Jason Goldberg, who serves as our Executive Vice President and Chief Lending Officer, and Elizabeth Miller, who serves as our Executive Vice President and Chief Retail Officer. Each of the individuals listed in the table below is referred to as a “Named Executive Officer (NEO).”

Name and principal position	Year	Salary	Option Awards(1)	Non-Equity Incentive Compensation	All Other Compensation(2)	Total

James D. Nesci	2022	$700,000	$2,430,117	$415,485	$123,774	$3,671,398

President and Chief Executive Officer	2021	700,000	—	425,250	153,277	1,278,527

Kelly Pecoraro	2022	246,154	754,020	85,228	11,057	1,098,481

Executive Vice President and Chief Financial Officer(3)(4)

Jason Goldberg(4)	2022	350,000	460,080	121,182	15,540	946,802

Executive Vice President and Chief Lending Officer

Elizabeth Miller	2022	334,000	460,080	115,643	17,500	927,223

Executive Vice President and Chief Retail Officer	2021	325,519	—	76,904	16,681	417,673

(1)

The amounts shown represent the aggregate grant date fair value of time-vesting stock options, which vest ratably over seven years, computed in accordance with FASB ASC Topic 718. The exercise price of each option is $11.69.

(2)	The compensation represented by the amounts for 2022 and 2021 set forth in the “All Other Compensation” column for the Named Executive Officers is detailed in the following table.
(3)	Ms. Pecoraro has been our Executive Vice President and Chief Financial Officer since May 2022. Ms. Pecoraro’s full year salary is $400,000.
(4)	Ms. Pecoraro and Mr. Goldberg did not qualify as a Named Executive Officer for the year ended December 31, 2021.

All Other Compensation

Name	Year	401(k) Plan Matching Contributions	Deferred Compensation Plan Contributions	Automobile Usage	Country Club Membership	Life Insurance Premiums	Total All Other Compensation

James D. Nesci	2022	$15,250	$74,546	$13,892	$18,292	$1,794	$123,774

	2021	14,500	106,800	13,230	17,577	1,170	153,277

Kelly Pecoraro(1)	2022	10,462	—	—	—	595	11,057

Jason Goldberg(1)	2022	15,000	—	—	—	540	15,540

Elizabeth Miller	2022	15,250	—	—	—	2,250	17,500

	2021	14,500	—	—	—	2,181	16,681

(1)	Ms. Pecoraro and Mr. Goldberg did not qualify as a Named Executive Officer for the year ended December 31, 2021.

Blue Foundry Bancorp | 2023 Proxy Statement	37

Proposal 1: Election of Directors

GRANTS OF PLAN-BASED AWARDS

At the annual meeting of shareholders held on August 25, 2022, a majority of the shareholders of the Company approved the Blue Foundry Bancorp 2022 Equity Incentive Plan (“2022 Equity Plan”). The following table summarizes grants made in 2022 to our NEOs under the 2022 Equity Plan.

	Option Awards

Name	Grant Date	Number of securities underlying options(1) (#)	Option exercise price ($)	Grant date fair value of Option Awards ($)(2)

James D. Nesci	10/19/2022	570,450	11.69	2,430,117

Kelly Pecoraro	10/19/2022	177,000	11.69	754,020

Jason Goldberg	10/19/2022	108,000	11.69	460,080

Elizabeth Miller	10/19/2022	108,000	11.69	460,080

(1)	Stock options vest ratably for seven years commencing on October 19, 2023 and are subject to forfeiture until vested.
(2)	The grant date fair value of stock option awards is equal to the number of options multiplied by a fair value of $4.26, as computed using the Black-Scholes option pricing model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all unvested equity awards held by our NEOs on December 31, 2022. No equity awards were made to the NEOs in 2021.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards

Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date(2)

James D. Nesci	10/19/2022	—	570,450	11.69	10/19/2032

Kelly Pecoraro	10/19/2022	—	177,000	11.69	10/19/2032

Jason Goldberg	10/19/2022	—	108,000	11.69	10/19/2032

Elizabeth Miller	10/19/2022	—	108,000	11.69	10/19/2032

(1)	Stock options vest ratably for seven years commencing on October 19, 2023 and are subject to forfeiture until vested.
(2)	Stock options expire, if unexercised, 10 years from grant date.

38	Blue Foundry Bancorp | 2023 Proxy Statement

Proposal 1: Election of Directors

Directors’ Compensation

ANNUAL BOARD RETAINER

Currently, each person who serves as a director of Blue Foundry Bancorp also serves as a director of Blue Foundry Bank.

Directors currently receive a base annual retainer of $51,000. The Chairperson of the Board receives an additional annual retainer of $15,000. These retainers are for service on both the Bancorp and Bank Boards pursuant to an expense allocation agreement.

BOARD COMMITTEE AND COMMITTEE CHAIR RETAINERS

Committee compensation is detailed below:

	Audit	Nomination and Governance	Compensation	Enterprise Risk

Committee Member	$10,500	$6,000	$7,000	$6,000

Committee Chair	20,000	11,500	12,000	13,500

DIRECTOR EQUITY AWARDS

At the 2022 Annual Meeting, shareholders approved the 2022 Equity Plan, which specifically provided for a grant to each non-employee director of 42,783 shares of restricted stock and 106,959 options. The awards to directors vest in equal annual installments over a period of five years from the date of grant, subject to continued service.

DIRECTOR EMERITUS PLAN

As a mutual institution, in 2007 Blue Foundry Bank entered into a Restated Director Retirement Plan with each of directors Ely and Grimbilas. In June 2022 Blue Foundry Bank and Messrs. Ely and Grimbilas amended and froze the plans so that there will be no further benefit accruals. As amended, at the later of the director’s separation of service as a director or attaining age 70, Messrs. Ely and Grimbilas (having satisfied the ten years of service requirement under the plans) will receive a monthly benefit equal to $3,643.84 and $4,038.67, respectively, which was the value of the accrued benefit under the plans as of the date that the plans were frozen. The benefit will be paid for the greater of the director’s life or five years, provided, however, that if the director dies within five years of terminating service with the board of directors, his beneficiary will continue to receive the monthly payments until the end of the five-year period. Each director will be entitled to the same benefit if he terminates service on account of becoming disabled if he has completed ten years of continuous service.

DIRECTOR RETIREMENT PLAN II

As a mutual institution, in 2018 Blue Foundry Bank also established the Boiling Springs Savings Bank Director Retirement Plan II (the “Director Retirement Plan”) for eligible directors (i.e., a “participant”) who are not covered under the Director Emeritus Plan. All current directors, other than directors Ely, Grimbilas, and Jobes, participate in the Director Retirement Plan. In June 2022, Blue Foundry Bank amended and froze the plan so that there will be no further benefit accruals under the plan and to provide that no new directors will participate. Under the Director Retirement Plan, as amended, a participant who terminates service after completing ten consecutive years of service will receive an annual benefit based on the value of the accrued benefit under the plan as of the date the plan was frozen. The annual benefit amounts range from $942 to $17,767. The benefits will be paid in substantially monthly installments, for ten years. Following a participant’s separation from service, Blue Foundry Bank will begin making the payments to the participant on the first business day of the month following the later of (i) the day the participant attains age 70 or (ii) the date of the participant’s separation from service. Each participant is entitled to the same level of benefit upon death or disability or upon a termination of service within 24 months following a change in control of Blue Foundry Bank; provided that the benefits paid upon the death of the participant while in service and in connection with a change in control will be paid in a lump sum. Benefits paid upon the participant’s death or disability will be paid the first day of the month following the later of (i) the day the participant attains age 70 or (ii) the date that is ten years from the date the participant first became a member of the board of directors. The change in control benefit is paid within 30 days of the participant’s termination from service following a change in control.

Blue Foundry Bancorp | 2023 Proxy Statement	39

Proposal 1: Election of Directors

DIRECTOR COMPENSATION TABLE

The total 2022 compensation of our non-employee directors is shown in the following table. The 2022 Equity Plan approved by the shareholders at the 2022 Annual Meeting specifically provided for a one-time grant to each non-employee director of 42,783 shares of restricted stock and 106,959 options to purchase shares of common stock, each of which award vests over a five year period, all of which were unvested and outstanding at December 31, 2022. The aggregate grant date fair market value of these awards that vest over five years are included in the table below as compensation for 2022.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total

Kenneth Grimbilas	$95,500	$493,716	$406,444	$1,298	$996,958

J. Christopher Ely	78,000	493,716	406,444	—	978,160

Jonathan M. Shaw	75,500	493,716	406,444	—	975,660

Mirella Lang	67,500	493,716	406,444	—	967,660

Margaret Letsche	64,000	493,716	406,444	—	964,160

Patrick H. Kinzler	75,000	493,716	406,444	—	975,160

Robert T. Goldstein	69,000	493,716	406,444	—	969,160

(1)

The amounts shown represent the aggregate grant date fair value of time-vesting restricted stock awards, that vest ratably over five years, made to each non-employee director and computed in accordance with FASB ASC Topic 718.

(2)

The amounts shown represent the aggregate grant date fair value of time-vesting stock options, that vest ratably over five years, made to each non-employee director and computed in accordance with FASB ASC Topic 718. The exercise price of each option is $11.54.

(3)	Represents payments of medical premiums on behalf of Mr. Grimbilas.

40	Blue Foundry Bancorp | 2023 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm

Blue Foundry Bancorp’s independent registered public accounting firm for the year ended December 31, 2022 was KPMG LLP, (“KPMG”). The Audit Committee has re-appointed KPMG to continue as the independent registered public accounting firm for Blue Foundry Bancorp for the year ending December 31, 2023. At the annual meeting, shareholders will consider and vote on the ratification of the Audit Committee’s engagement of KPMG for the year ending December 31, 2023. A representative of KPMG is expected to be available during the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

The Board of Directors is submitting the appointment of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. Even if the engagement of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Blue Foundry Bancorp and its shareholders.

The Company’s consolidated financial statements for the fiscal year ended December 31, 2021 were audited by Crowe LLP (“Crowe”). On April 7, 2022, the Company notified Crowe of its dismissal as the Company’s independent registered public accounting firm. The decision to dismiss Crowe was approved by the Audit Committee of the Company’s Board of Directors. The dismissal was not related to any disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit reports of Crowe on the consolidated financial statements of the Company for the past fiscal year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 31, 2021 and the subsequent interim period from January 1, 2022 through April 7, 2022: (i) there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

Set forth below is certain information concerning aggregate fees for professional services rendered by KPMG and Crowe during fiscal years 2022 and 2021, respectively.

Audit Fees. The aggregate fees billed to the Company for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s annual report on Form 10-K and services that are normally provided in connection with statutory and regulatory filings and engagements by KPMG during fiscal 2022 totaled $767,000 and by Crowe during fiscal 2021 totaled $743,000.

Audit Related Fees. Aggregate fees billed to the Company by Crowe for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements during fiscal 2022 totaled $21,000. and none for 2021, respectively. There were no aggregate fees billed to the Company by KPMG during fiscal 2022 and 2021 for such services.

Tax Fees. The were no aggregate fees billed to the Company by KPMG and Crowe for professional services rendered for tax compliance during fiscal 2022 and 20210, respectively.

Other Fees. There were no aggregate fees billed to the Company by KPMG for other professional services rendered during fiscal 2022 and 2021. The aggregate fees billed to the Company by Crowe for other professional services rendered during fiscal 2022 and 2021 were none and $25,000, respectively.

Blue Foundry Bancorp | 2023 Proxy Statement	41

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval policy, and the fees for the services performed to date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

42	Blue Foundry Bancorp | 2023 Proxy Statement

Approval of the Merger Agreement with the Company’s Wholly Owned Subsidiary for the Purpose of Restating the Certificate of Incorporation to Declassify the Board of Directors and Eliminate Supermajority Voting Requirements to Amend the Certificate of Incorporation and Bylaws

OVERVIEW

The Board has approved and is recommending that shareholders approve a merger agreement with the Company’s newly formed, wholly owned subsidiary, BF Subsidiary, Inc. (the “Merger Agreement”) for the sole purpose of restating our Certificate of Incorporation (the “Certificate of Incorporation”) in order to declassify the board of directors and eliminate supermajority voting provisions to amend the Certificate of Incorporation and Bylaws of the Company.

PLAN OF MERGER

The Company will be merged with and into BF Subsidiary, Inc. pursuant to the Agreement and Plan of Merger by and between Blue Foundry Bancorp and BF Subsidiary, Inc., dated March 23, 2023, which is attached as Appendix A to this Proxy Statement. Upon the completion of the merger, the Company will be the surviving corporation. BF Subsidiary, Inc.’s Certificate of Incorporation will be the Certificate of Incorporation of the surviving corporation. The Company’s Bylaws will remain the Bylaws of the surviving corporation. BF Subsidiary, Inc.’s Certificate of Incorporation is attached as Appendix B to this Proxy Statement.

Delaware General Corporation Law generally does not provide appraisal rights for shareholders in the case of a merger where the shares of a company’s common stock are listed on a national securities exchange. The Company’s common stock is listed on the Nasdaq stock market, therefore the merger will not give rise to any appraisal rights for the Company’s shareholders.

The discussion contained in this Proxy Statement regarding this Proposal 3 is qualified in its entirety by reference to Appendix A and Appendix B to this Proxy Statement, which should be read in their entirety.

Declassification of the Board of Directors

Paragraph A of ARTICLE SIXTH of the Certificate of Incorporation of BF Subsidiary, Inc., which will become the Certificate of Incorporation of the Company as the surviving company in the merger (the “Restated Certificate of Incorporation”), provides for the phased-in elimination of the Company’s classified board of directors. Currently, directors of the Company are elected for staggered terms of three years. If the Merger Agreement is approved, at the 2024, 2025 and 2026 Annual Meetings of Shareholders, the successors of the directors whose terms expire at each of those meetings, respectively, will be elected for a term expiring at the 2027 Annual Meeting of Shareholders. Beginning with the 2027 Annual Meeting of Shareholders and at each Annual Meeting of Shareholders thereafter, all directors will be elected for terms expiring at the next Annual Meeting of Shareholders. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Elimination of Supermajority Voting Provisions

Currently, the affirmative vote of the holders of at least 85% of the shares entitled to vote generally in the election of directors is required to amend or repeal the following sections of the Company’s Certificate of Incorporation: (i) the section limiting voting on stock owned in excess of 10% of the outstanding shares of the Company (Section C of Article FOURTH); (ii) sections providing for no cumulative voting in the election of directors, no shareholder action by unanimous written consent and that a special meeting may only be called by the board (Sections B, C and D of Article FIFTH); (ii) the Article regarding the number, classes, nomination, appointment and removal of directors (Article SIXTH); (iii) the Article regarding amendments to the Bylaws (Article SEVENTH); (iv) the exclusive forum provision (Article ELEVENTH); and (v) the Article regarding amendments to the Certificate of Incorporation (Article TWELFTH).

Additionally, pursuant to Article SEVENTH of the Company’s current Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the shares entitled to vote generally in the election of directors is required to amend or repeal any sections of the Company’s Bylaws.

If the Merger Agreement is approved by shareholders, the Restated Certificate of Incorporation, which will become the Certificate of Incorporation of the Company upon completion of the merger, will not include the 85% supermajority vote requirements set

Blue Foundry Bancorp | 2023 Proxy Statement	43

Proposal 3: Approval of the Merger Agreement with the Company’s Wholly Owned Subsidiary for the Purpose of Restating the Certificate of Incorporation to Declassify the Board of Directors and Eliminate Supermajority Voting Requirements to Amend the Certificate of Incorporation and Bylaws

forth in Article TWELFTH to amend the Certificate of Incorporation or the 80% supermajority vote requirement set forth in Article SEVENTH of the Company’s Certificate of Incorporation to amend the Bylaws. Under the Restated Certificate of Incorporation, the vote requirement for shareholders to amend the Company’s Certificate of Incorporation will revert to the default standard under Delaware General Corporation Law – a majority of the shares outstanding and entitled to vote on the matter, and the vote requirement for shareholders to amend or repeal the Bylaws will also be a majority of the shares outstanding and entitled to vote.

Reasons for the Proposal

As a newly public company, the Board determined that the continuation of a classified board structure was important to support the Company’s stability and oversight during the initial period following its public offering in July 2021. In 2022, the Board approved a plan to phase in the declassification of the Board so that by the 2027 Annual Meeting of Shareholders, a period of five (5) annual meetings following the 2021 initial public offering, all directors would be elected for one-year terms. In evaluating whether to declassify the Board, the Board considered that the general purposes of the classified board are to promote stability and continuity in the work of the Board, enhance the independence of non-management directors, and provide the Board with a greater opportunity to protect the interests of shareholders in the event of an unsolicited takeover offer. The Board also considered the corporate governance trend towards annual election of directors, as well as the view of many corporate governance experts and institutional shareholders that a classified board has the effect of insulating directors from a corporation’s shareholders. In addition, the Board viewed the removal of the supermajority provisions from the Company’s Certificate of Incorporation specifically discussed above as providing customary flexibility to amend the Company’s governing documents in the future.

Treatment of Common Stock

At and after the effective time of the merger to restate our Certificate of Incorporation, each share of the Company’s common stock issued and outstanding immediately prior to the effective time will remain an issued and outstanding share of common stock of Company and will not be affected by the merger.

Each share of BF Subsidiary, Inc. common stock that is issued and outstanding immediately prior to the effective time of the merger will, as a result of the merger, automatically be cancelled and retired for no consideration and will cease to exist.

Vote Required

For the Merger Agreement to become effective it must receive the affirmative vote of at least a majority of the outstanding shares entitled to vote on the Merger Agreement. Broker non-votes and abstentions will have the same effect as votes against the Merger Agreement.

Effect of Not Obtaining the Required Vote for Approval

If the Merger Agreement is not approved by the Company’s shareholders, the merger will not be consummated. The present classification of the Board of Directors will continue, and the Company’s Certificate of Incorporation will remain in effect.

Anticipated Effective Time

If the Merger Agreement is approved by the Company’s shareholders, it is anticipated that the Company will file the necessary documents with the Delaware Secretary of State to complete the merger to restate our Certificate of Incorporation as soon thereafter as is practicable.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT

44	Blue Foundry Bancorp | 2023 Proxy Statement

Proposals and Nominations

Bylaw Provisions Regarding Stockholder Proposals and Nominations. The Company’s Bylaws generally provide that any shareholder desiring to make a proposal for new business at a meeting of shareholders or to nominate one or more candidates for election as directors at a meeting of shareholders must have given timely notice thereof in writing to the Secretary of the Company. The Secretary must receive such written notice no less than 120 days prior to the anniversary date of the Company’s proxy materials for the prior year’s annual meeting. Based on the April 12, 2023 date of this Proxy Statement, the notice with respect to the 2024 annual meeting of shareholders will be required to be provided to the Company by December 14, 2023.

The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interests in such business of such shareholder and any beneficial owner; (ii) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of our capital stock which are owned beneficially or of record by such shareholder and such beneficial owner; and (iv) a representation as to whether such shareholder intends to deliver a proxy statement and form of proxy to shareholders who in the aggregate own enough shares to legally carry the proposal.

The notice with respect to director nominations must include: (a) as to each person whom the shareholder proposes to nominate for election as a director, such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation and a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class and number of shares of our capital stock which are owned beneficially or of record by such shareholder and such beneficial owner; and (iii) a representation as to whether such shareholder intends to deliver a proxy statement and form of proxy to shareholders who in the aggregate own a sufficient number of shares to elect such nominee.

Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Requirement for Stockholder Proposal to be Included in 2024 Proxy Statement. Generally, in order to be eligible for inclusion in the proxy materials for an annual meeting of shareholders, any shareholder proposal submitted pursuant to SEC Rule 14a-8 must be received at Blue Foundry Bancorp’s executive office, 19 Park Avenue, Rutherford, New Jersey 07070, no later than 120 days prior to the anniversary date of the Company’s proxy materials relating to the prior year’s annual meeting. Any proposals of shareholders intended to be submitted at the 2024 Annual Meeting of Shareholders under SEC Rule 14a-8 must be no later than December 14, 2023 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting. Any such proposals will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Stockholder Solicitation of Proxies in Support of Nominees Other Than Company Nominees. In addition to satisfying the provisions in our Bylaws regarding nominations of director candidates, including the deadline for written notices, a shareholder intending to engage in a director election contest at next year’s annual meeting must give the Company notice of their intent to solicit proxies by providing the names of its nominees and certain other information required by SEC Rule 14a-19 60 days before the anniversary of the prior year’s annual meeting. This deadline is March 20, 2024. Notice should be provided to our executive office, 19 Park Avenue, Rutherford, New Jersey 07070. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Blue Foundry Bancorp | 2023 Proxy Statement	45

Proposals and Nominations

J. Christopher Ely and Robert T. Goldstein, the two directors recommended by your Board for election at the annual meeting, are reflected on the WHITE proxy card accompanying this Proxy Statement, which is being used by the Company to solicit votes for the election of the nominees recommended by the Board.

The Company’s Board of Directors strongly opposes the Seidman Group’s proxy solicitation and urges you not to vote for Ms. Corrou or Mr. Vanaria, the nominees of the Seidman Group, and not to sign or return any blue proxy card sent to you by the Seidman Group. Even voting to WITHHOLD a vote on Ms. Corrou and/or Mr. Vanaria, the nominees of the Seidman Group, by signing and returning the blue proxy card could invalidate any vote a shareholder may want to make FOR the nominees recommended by the Board. Instead, shareholders wanting to support nominees recommended by your Board should sign and return ONLY the WHITE proxy card.

46	Blue Foundry Bancorp | 2023 Proxy Statement

Other Matters

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

Blue Foundry Bancorp | 2023 Proxy Statement	47

Miscellaneous

A copy of Blue Foundry Bancorp’s annual report on Form 10-K for the year ended December 31, 2022 will be furnished without charge to shareholders as of the record date upon written request to the Corporate Secretary, 19 Park Avenue, Rutherford, New Jersey 07070 (regular mail), or 19 Park Avenue, Rutherford, New Jersey 07070 (overnight delivery) or by calling (201) 939-5000.

48	Blue Foundry Bancorp | 2023 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials

Blue Foundry Bancorp’s Proxy Statement, including the Notice of the Annual Meeting of Shareholders, and the 2022 Annual Report on Form 10-K are each available on the Internet at www.virtualshareholdermeeting.com/BLFY2023.

By Order of the Board of Directors

Elyse D. Beidner

Corporate Secretary

Rutherford, New Jersey

April 12, 2023

Blue Foundry Bancorp | 2023 Proxy Statement	49

Appendix A

AGREEMENT AND PLAN OF MERGER

OF

BF SUBSIDIARY, INC.

WITH AND INTO

BLUE FOUNDRY BANCORP

AGREEMENT AND PLAN OF MERGER, dated as of March 23, 2023 (this “Agreement”), by and between Blue Foundry Bancorp, a Delaware corporation, and BF Subsidiary, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Blue Foundry Bancorp (“BF Subsidiary”).

WHEREAS, Blue Foundry Bancorp is the sole holder of all of the issued and outstanding capital stock of BF Subsidiary; and

WHEREAS, the parties hereto intend to effect the merger of BF Subsidiary with and into Blue Foundry Bancorp (the “Merger”), so that Blue Foundry Bancorp is the surviving entity in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”), and the certificate of incorporation of BF Subsidiary as in effect immediately prior to the Merger Effective Time shall be the certificate of incorporation of the Surviving Corporation.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

NAMES OF CORPORATIONS

Section 1.1    Name of Corporation to be Merged. The name of the corporation to be merged is BF Subsidiary Bancorp, Inc., a Delaware corporation. The name under which such corporation was formed is BF Subsidiary, Inc.

Section 1.2    Name of Surviving Corporation. The name of the surviving corporation is Blue Foundry Bancorp, a Delaware corporation. The name under which such corporation was formed is Blue Foundry Bancorp.

ARTICLE II

OUTSTANDING SHARES OF THE CONSTITUENT CORPORATIONS

Section 2.1    Designation and Number of Outstanding Shares of the Corporation to Be Merged. As of the date hereof, the authorized capital stock of the BF Subsidiary consists of 100 shares of common stock, par value $0.01 per share (the “BF Subsidiary Common Stock”), all of which are issued and outstanding and owned by Blue Foundry Bancorp.

Section 2.2    Designation and Number of Outstanding Shares of the Surviving Corporation. As of the date hereof, the authorized capital stock of Blue Foundry Bancorp consists of 80,000,000 shares of capital stock, consisting of 70,000,000 shares of common stock, par value $0.01 per share (“Blue Foundry Bancorp Common Stock”), which is the only class of shares of Blue Foundry Bancorp generally entitled to vote on the election of directors, and 10,000,000 shares of preferred stock, par value $0.01 per share (“Blue Foundry Bancorp Preferred Stock”). As of the date hereof, there were 28,522,500 shares of Blue Foundry Bancorp Common Stock outstanding and no shares of Blue Foundry Bancorp Preferred Stock outstanding.

ARTICLE III

TERMS AND CONDITIONS OF THE MERGER

Section 3.1    General. On the terms and subject to the conditions set forth in this Agreement, at the Merger Effective Time (as defined below), BF Subsidiary shall be merged with and into Blue Foundry Bancorp in accordance with Section 251 of the

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Delaware General Corporation Law (the “DGCL”). Blue Foundry Bancorp shall be the surviving entity in the Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of BF Subsidiary shall terminate.

Section 3.2    Merger Effective Time. Blue Foundry Bancorp and BF Subsidiary shall cause to be filed a certificate of merger with the Secretary of State of Delaware (the “Merger Certificate”). The Merger shall become effective as of the date and time specified in the Merger Certificate in accordance with the relevant provisions of Section 251 of the DGCL, as applicable, or at such other date and time as shall be provided by applicable law (such date and time hereinafter referred to as the “Merger Effective Time”).

Section 3.3    Effects of the Merger. At and after the Merger Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL and this Agreement.

Section 3.4    Cancellation of BF Subsidiary Stock. Each share of BF Subsidiary Common Stock, as well as each share of any other class or series of capital stock of BF Subsidiary, in each case that is issued and outstanding immediately prior to the Merger Effective Time, shall, at the Merger Effective Time, solely by virtue and as a result of the Merger and without any action on the part of any holder thereof, automatically be cancelled and retired for no consideration and shall cease to exist.

Section 3.5    Blue Foundry Bancorp Stock. At and after the Merger Effective Time, each share of Blue Foundry Bancorp Common Stock issued and outstanding immediately prior to the Merger Effective Time shall remain an issued and outstanding share of common stock of Blue Foundry Bancorp and shall not be affected by the Merger.

Section 3.6    Certificate of Incorporation of the Surviving Corporation. At the Merger Effective Time, the certificate of incorporation of BF Subsidiary, as in effect immediately prior to the Merger Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

Section 3.7    Bylaws of the Surviving Corporation. At the Merger Effective Time, the bylaws of Blue Foundry Bancorp as in effect immediately prior to the Merger Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and applicable law.

Section 3.8    Directors and Officers of the Surviving Corporation. The directors and officers of Blue Foundry Bancorp as of immediately prior to the Merger Effective Time shall, at and after the Merger Effective Time, be the directors and officers, respectively, of the Surviving Corporation, such individuals to serve in such capacities until such time as their respective successors shall have been duly elected or appointed and qualified or until their respective earlier death, resignation or removal from office.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Blue Foundry Bancorp and BF Subsidiary to effect the Merger shall be subject to the satisfaction or written waiver (subject to applicable law) of the following conditions prior to the Merger Effective Time:

(a)    All material approvals, consents and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect, and all statutory waiting periods required by law shall have expired or been terminated; and

(b)    No jurisdiction, court of competent jurisdiction or governmental authority shall have enacted, issued, promulgated, enforced or entered into any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal the consummation of the Merger.

(c)    The approval of this Agreement, in accordance with Delaware law, by the stockholders of Blue Foundry Bancorp and the approval of this Agreement by Blue Foundry Bancorp in its capacity as sole stockholder of BF Subsidiary.

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ARTICLE V

TERMINATION AND AGREEMENT

Section 5.1    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Merger Effective Time by mutual written consent of the Board of Directors of each of Blue Foundry Bancorp and BF Subsidiary. In the event of the termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and have no effect, and none of Blue Foundry Bancorp or BF Subsidiary, any of their respective affiliates or any of the officers or directors of any of them shall have any liability or obligation of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby.

Section 5.2    Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1    Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and (assuming due authorization, execution and delivery by the other party) constitutes a valid and binding obligation of such party, enforceable against it in accordance with the terms hereof (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies).

Section 6.2    Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time or the termination of this Agreement as provided in Section 5.1.

Section 6.3    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including,” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement.

Section 6.4    Counterparts. This Agreement may be executed in counterparts (including by .pdf), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

Section 6.5    Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 6.6    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware, without regard to any applicable conflicts of law principles.

Section 6.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void.

[Signature pages follow]

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IN WITNESS WHEREOF, Blue Foundry Bancorp and BF Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BLUE FOUNDRY BANCORP

By:	/s/ James D. Nesci
Name: James D. Nesci
Title: President and Chief Executive Officer

BF SUBSIDIARY, INC.

By:	/s/ James D. Nesci
Name: James D. Nesci
Title: President and Chief Executive Officer

[Signature Page to Merger Agreement]

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Appendix B

BF SUBSIDIARY, INC.

CERTIFICATE OF INCORPORATION

FIRST: The name of the Corporation is BF Subsidiary, Inc. (hereinafter referred to as the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) consisting of:

1. Seventy million (70,000,000) shares of Common Stock, par value one cent ($0.01) per share (the “Common Stock”); and

2. Ten Million (10,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C. 1. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled to vote, or permitted to cast any vote in respect of the shares held in excess of the Limit, except that such restriction and all restrictions set forth in this subsection “C” shall not apply to any tax qualified employee stock benefit plan established by the Corporation, which shall be able to vote in respect to shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

2. The following definitions shall apply to this Section C of this Article FOURTH:

(a)

“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

(b)

“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded

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and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1)	which such person or any of its affiliates beneficially owns, directly or indirectly; or

(2)

which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses of Article EIGHTH) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

(3)

which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any affiliate thereof), and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity as trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants, options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants, options, or otherwise.

(c)

A “person” shall include an individual, firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the section to the given facts, or (v) any other matter relating to the applicability or effect of this section.

4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

5. Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

6. In the event any provision (or portion thereof) of this section shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this section shall remain in full force and effect, and shall be

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construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that such remaining provision (or portion thereof) of this section remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock in excess of the Limit, notwithstanding any such finding.

D. Except as otherwise provided by law or expressly provided in this section, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this section) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock, after giving effect to the provisions of this section.

E. Subject to the provisions of law and the rights of the holders of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors may determine. Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively, after: (i) payment or provision for payment of the Corporation’s debts and liabilities; (ii) distributions or provision for distributions in settlement of the Liquidation Account established by the Corporation, as described in F below; and (iii) distributions or provisions for distributions to holders of any class or series of stock having a preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation.

F. The Corporation shall establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders as defined in the Plan of Conversion of Blue Foundry, MHC (as may be amended from time to time, the “Plan of Conversion”). In the event of a complete liquidation involving (i) the Corporation or (ii) Blue Foundry Bank, a New Jersey chartered savings bank that will be a wholly-owned subsidiary of the Corporation, the Corporation must comply with the regulations of the Board of Governors of the Federal Reserve System and the provisions of the Plan of Conversion with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Stockholders may not cumulate their votes for election of directors.

C. Subject to the rights of any class or series of Preferred Stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may be effected by the unanimous consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the “Whole Board”).

SIXTH:

A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. At the annual meeting of stockholders that is held in calendar 2024, the successors of the

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directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is to be held in calendar year 2027 and until such directors’ successors shall have been elected and qualified. At the annual meeting of stockholders that is held in calendar 2025, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is to be held in calendar year 2027 and until such directors’ successors shall have been elected and qualified. At the annual meeting of stockholders that is held in calendar 2026, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2027 and until such directors’ successors shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Directors shall be elected by a plurality of the shares present in person or represented by proxy and entitled to vote in the elections of directors (unless otherwise required by law, regulation, the bylaws or by the listing standards of any stock exchange on which the Common Stock is then traded).

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation (“Article FOURTH”)), voting together as a single class.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation in the manner prescribed by the laws of the State of Delaware by a majority vote of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH).

EIGHTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article FOURTH hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on: the Corporation’s present and future customers and employees and those of its subsidiaries; the communities in which the Corporation and its Subsidiaries operate or are located; the ability of the Corporation to fulfill its corporate objectives as a bank holding company; and the ability of its subsidiary bank to fulfill the objectives under applicable statutes and regulations.

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide

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prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), indemnification shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

TENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating

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or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ELEVENTH:

A. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

B. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

THIRTEENTH: The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

John J. Gorman	5335 Wisconsin Avenue, N.W.
Suite 780
Washington, D.C. 20015

B-6	Blue Foundry Bancorp | 2023 Proxy Statement

Appendix B

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 23rd day of March, 2023.

/s/ John J. Gorman
John J. Gorman
Incorporator

Blue Foundry Bancorp | 2023 Proxy Statement	B-7

Appendix C

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Company are “participants” with respect to the proxy solicitation in connection with the annual meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for our current directors and director nominees is c/o Blue Foundry Bancorp, 19 Park Avenue, Rutherford, New Jersey 07070.

Name	Present Principal Occupation

J. Christopher Ely	President of One Madison Management Corp.

Robert T. Goldstein	Director of Business Development at Astorino Financial Group, Inc.

Kenneth Grimbilas	Chief Executive Officer of Tornqvist, Inc.

Elizabeth Varki Jobes, Esq.	Senior Vice President and Global Chief Compliance Officer of Amryt Pharmaceuticals

Patrick H. Kinzler	Managing Principal at HLW International LLP

Mirella Lang	Managing Director of AQR’s Business Development team

Margaret Letsche	Retired Executive Director of 55 Kip Center

James D. Nesci	President and Chief Executive Officer of Blue Foundry Bancorp and Blue Foundry Bank

Jonathan M. Shaw	Owner of Salon Development Corp

Officers and Employees

Executive officers and employees of the Company who are Participants, except for Mr. Nesci, are listed below. The business address for each is c/o Blue Foundry Bancorp, 19 Park Avenue, Rutherford, New Jersey 07070. Their present principal occupations are stated below, other than Mr. Nesci’s, which is stated above.

Name	Present Principal Occupation

Kelly Pecoraro	Executive Vice President and Chief Financial Officer

Jason Goldberg	Executive Vice President and Chief Lending Officer

Elizabeth Miller	Executive Vice President and Chief Retail Officer

Elyse D. Beidner	Executive Vice President and Chief Legal Officer

Alex Malkiman	Executive Vice President and Chief Technology Officer

Thomas Packwood	Senior Vice President and Chief Audit Executive

Acela Roselle	Executive Vice President and Human Resources Director

Robert Rowe	Executive Vice President and Chief Risk Officer

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by the Participants as of March 21, 2023 is set forth in the section entitled “Principal Shareholders and Stock Ownership of Management” in this Proxy Statement.

Blue Foundry Bancorp | 2023 Proxy Statement	C-1

Appendix C

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction

Elyse D. Beidner	03/06/2023	Common Stock	15,000	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	55,000	Grant, Award or Other Acquisition

	07/15/2021	Common Stock	20,000	IPO Purchase

J. Christopher Ely	08/26/2022	Common Stock	106,959	Grant, Award or Other Acquisition

	08/26/2022	Common Stock	42,783	Grant, Award or Other Acquisition

	07/15/2021	Common Stock	15,000	IPO Purchase

	07/15/2021	Common Stock	10,366	IPO Purchase

Jason Goldberg	03/06/2023	Common Stock	20,000	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	108,000	Grant, Award or Other Acquisition

Robert T. Goldstein	09/07/2022	Common Stock	65	Open Market Purchase

	09/07/2022	Common Stock	675	Open Market Purchase

	09/07/2022	Common Stock	421	Open Market Purchase

	09/07/2022	Common Stock	800	Open Market Purchase

	09/07/2022	Common Stock	48	Open Market Purchase

	09/07/2022	Common Stock	15	Open Market Purchase

	09/07/2022	Common Stock	476	Open Market Purchase

	09/06/2022	Common Stock	2,000	Open Market Purchase

	09/06/2022	Common Stock	1,000	Open Market Purchase

	09/02/2022	Common Stock	233	Open Market Purchase

	09/02/2022	Common Stock	200	Open Market Purchase

	09/02/2022	Common Stock	1,567	Open Market Purchase

	08/26/2022	Common Stock	106,959	Grant, Award or Other Acquisition

	08/26/2022	Common Stock	42,783	Grant, Award or Other Acquisition

	08/30/2021	Common Stock	17,500	Open Market Purchase

	07/27/2021	Common Stock	7,500	Open Market Purchase

	07/15/2021	Common Stock	2,887	IPO Purchase

Kenneth Grimbilas	08/26/2022	Common Stock	106,959	Grant, Award or Other Acquisition

	08/26/2022	Common Stock	42,783	Grant, Award or Other Acquisition

	06/17/2022	Common Stock	64	Open Market Purchase

	06/17/2022	Common Stock	2	Open Market Purchase

	06/17/2022	Common Stock	548	Open Market Purchase

	06/17/2022	Common Stock	4	Open Market Purchase

	06/17/2022	Common Stock	126	Open Market Purchase

	06/17/2022	Common Stock	1,400	Open Market Purchase

	06/17/2022	Common Stock	200	Open Market Purchase

	06/17/2022	Common Stock	300	Open Market Purchase

	06/17/2022	Common Stock	436	Open Market Purchase

	06/17/2022	Common Stock	13,985	Open Market Purchase

	07/15/2021	Common Stock	40,000	IPO Purchase

C-2	Blue Foundry Bancorp | 2023 Proxy Statement

Appendix C

Name	Date	Title of Security	Number of Shares	Transaction

Patrick H. Kinzler	10/07/2022	Common Stock	100	Open Market Purchase

	10/03/2022	Common Stock	100	Open Market Purchase

	09/02/2022	Common Stock	1,000	Open Market Purchase

	09/02/2022	Common Stock	57	Open Market Purchase

	09/02/2022	Common Stock	122	Open Market Purchase

	09/02/2022	Common Stock	521	Open Market Purchase

	09/02/2022	Common Stock	300	Open Market Purchase

	08/26/2022	Common Stock	106,959	Grant, Award or Other Acquisition

	08/26/2022	Common Stock	42,783	Grant, Award or Other Acquisition

	08/25/2022	Common Stock	1,552	Open Market Purchase

	08/24/2022	Common Stock	2,000	Open Market Purchase

	07/29/2022	Common Stock	2,000	Open Market Purchase

	06/16/2022	Common Stock	1,000	Open Market Purchase

	05/19/2022	Common Stock	2,000	Open Market Purchase

	05/12/2022	Common Stock	2,000	Open Market Purchase

	05/10/2022	Common Stock	3,000	Open Market Purchase

	04/28/2022	Common Stock	1,700	Open Market Purchase

	04/27/2022	Common Stock	1,000	Open Market Purchase

	04/26/2022	Common Stock	2,300	Open Market Purchase

	01/21/2022	Common Stock	249	Open Market Purchase

	01/20/2022	Common Stock	1,805	Open Market Purchase

	01/19/2022	Common Stock	2,320	Open Market Purchase

	01/18/2022	Common Stock	1,579	Open Market Purchase

	01/11/2022	Common Stock	100	Open Market Purchase

	1/10/2022	Common Stock	521	Open Market Purchase

	01/06/2022	Common Stock	100	Open Market Purchase

	12/29/2021	Common Stock	126	Open Market Purchase

	12/28/2021	Common Stock	200	Open Market Purchase

	12/27/2021	Common Stock	500	Open Market Purchase

	11/30/2021	Common Stock	1,000	Open Market Purchase

	11/30/2021	Common Stock	400	Open Market Purchase

	11/29/2021	Common Stock	220	Open Market Purchase

	11/29/2021	Common Stock	424	Open Market Purchase

	11/29/2021	Common Stock	356	Open Market Purchase

	09/20/2021	Common Stock	600	Open Market Purchase

	07/15/2021	Common Stock	876	Open Market Purchase

	07/15/2021	Common Stock	3,853	Open Market Purchase

	07/15/2021	Common Stock	3,349	Open Market Purchase

Mirella Lang	08/26/2022	Common Stock	106,959	Grant, Award or Other Acquisition

	08/26/2022	Common Stock	42,783	Grant, Award or Other Acquisition

	07/16/2021	Common Stock	5,765	Open Market Purchase

Blue Foundry Bancorp | 2023 Proxy Statement	C-3

Appendix C

Name	Date	Title of Security	Number of Shares	Transaction

Margaret Letsche	03/13/2023	Common Stock	800	Open Market Purchase

	03/13/2023	Common Stock	500	Open Market Purchase

	09/15/2022	Common Stock	1,500	Open Market Purchase

	08/26/2022	Common Stock	106,959	Grant, Award or Other Acquisition

	08/26/2022	Common Stock	42,783	Grant, Award or Other Acquisition

	05/17/2022	Common Stock	1,000	Open Market Purchase

	07/15/2021	Common Stock	19,894	IPO Purchase

Alex Malkiman	03/06/2023	Common Stock	12,500	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	68,800	Grant, Award or Other Acquisition

Elizabeth Miller	03/06/2023	Common Stock	20,000	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	108,000	Grant, Award or Other Acquisition

	05/04/2022	Common Stock	1,150	Open Market Purchase

	11/29/2021	Common Stock	1,000	Open Market Purchase

	11/02/2021	Common Stock	700	Open Market Purchase

	11/02/2021	Common Stock	1,050	Open Market Purchase

	09/15/2021	Common Stock	1,200	Open Market Purchase

	09/15/2021	Common Stock	500	Open Market Purchase

	07/15/2021	Common Stock	1,201	IPO Purchase

	07/21/2021	Common Stock	17,500	IPO Purchase

James Nesci	03/06/2023	Common Stock	114,090	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	570,450	Grant, Award or Other Acquisition

	05/12/2022	Common Stock	500	Open Market Purchase

	04/29/2022	Common Stock	100	Open Market Purchase

	04/29/2022	Common Stock	100	Open Market Purchase

	04/29/2022	Common Stock	100	Open Market Purchase

	04/29/2022	Common Stock	500	Open Market Purchase

	04/29/2022	Common Stock	197	Open Market Purchase

	04/29/2022	Common Stock	303	Open Market Purchase

	10/25/2021	Common Stock	1,277	Open Market Purchase

	10/25/2021	Common Stock	1,000	Open Market Purchase

	10/25/2021	Common Stock	123	Open Market Purchase

	10/25/2021	Common Stock	600	Open Market Purchase

	10/25/2021	Common Stock	500	Open Market Purchase

	10/25/2021	Common Stock	100	Open Market Purchase

	10/25/2021	Common Stock	100	Open Market Purchase

	10/25/2021	Common Stock	500	Open Market Purchase

	10/25/2021	Common Stock	800	Open Market Purchase

	09/17/2021	Common Stock	3,000	Open Market Purchase

	08/27/2021	Common Stock	3,757	Open Market Purchase

	08/27/2021	Common Stock	1,243	Open Market Purchase

	08/20/2021	Common Stock	206	Open Market Purchase

	08/20/2021	Common Stock	3	Open Market Purchase

	08/20/2021	Common Stock	9,791	Open Market Purchase

	07/15/2021	Common Stock	8,500	IPO Purchase

	07/15/2021	Common Stock	10,082	IPO Purchase

C-4	Blue Foundry Bancorp | 2023 Proxy Statement

Appendix C

Name	Date	Title of Security	Number of Shares	Transaction

Thomas Packwood	03/06/2023	Common Stock	11,500	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	55,000	Grant, Award or Other Acquisition

	07/15/2021	Common Stock	5,000	IPO Purchase

Kelly Pecoraro	03/06/2023	Common Stock	35,000	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	177,000	Grant, Award or Other Acquisition

		Common Stock	5,000	Open Market Purchase

Acela Roselle	03/06/2023	Common Stock	11,500	Grant, Award or Other Acquisition

	10/19/2022	Common Stock	55,000	Grant, Award or Other Acquisition

	07/15/2021	Common Stock	20,000	IPO Purchase

Robert Rowe	03/06/2023	Common Stock	9,250	Grant, Award or Other Acquisition

	01/30/2023	Common Stock	5,000	Open Market Purchase

	12/01/2022	Common Stock	10,000	Grant, Award or Other Acquisition

Jonathan M. Shaw	08/26/2022	Common Stock	106,959	Grant, Award or Other Acquisition

	08/26/2022	Common Stock	42,783	Grant, Award or Other Acquisition

	06/13/2022	Common Stock	2,125	Open Market Purchase

	09/13/2021	Common Stock	12,875	Open Market Purchase

	09/13/2021	Common Stock	9,000	Open Market Purchase

	07/15/2021	Common Stock	1,363	IPO Purchase

	07/15/2021	Common Stock	100	IPO Purchase

	07/15/2021	Common Stock	116	IPO Purchase

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix C or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of common stock or other securities of the Company or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Appendix C or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Other than as set forth in this Appendix C or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Participants nor any of their immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Blue Foundry Bancorp | 2023 Proxy Statement	C-5

Board of Directors James D. Nesci PRESIDENT & CHIEF EXECUTIVE OFFICER Kenneth Grimbilas CHAIRMANJ. Christopher Ely VICE CHAIRMAN Robert T. Goldstein Elizabeth V. Jobes Patrick H. Kinzler Mirella Lang Margaret Letsche Jonathan M. Shaw Executive Management James D. Nesci PRESIDENT & CHIEF EXECUTIVE OFFICER Kelly Pecoraro EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER Elyse D. Beidner EXECUTIVE VICE PRESIDENT & CHIEF LEGAL OFFICER Jason M. Goldberg EXECUTIVE VICE PRESIDENT & CHIEF LENDING OFFICER Alex Malkiman EXECUTIVE VICE PRESIDENT & CHIEF TECHNOLOGY OFFICER Elizabeth Miller EXECTIVE VICE PRESIDENT & CHIEF RETAIL OFFICER Thomas Packwood SENIOR VICE PRESIDENT & CHIEF AUDIT EXECUTIVE Acela Roselle EXECUTIVE VICE PRESIDENT & HUMAN RESOURCES DIRECTOR Robert Rowe EXECUTIVE VICE PRESIDENT & CHIEF RISK OFFICER Investor Contacts Transfer Agent Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004-1561 212-509-4000 cstmail@continentalstock.com Corporate Counsel Gorman, PC 5335 Wisconsin Avenue, NW Suite 780 Washington, DC 20015 Investor Relations Elyse Beidner, Investor Relations MSC 269744 PO Box 105168 Atlanta, GA 30348-5168 99-931-BLUE InvestorRelations@dbluefoundrybank.com

Blue Foundry Bancorp

ir.bluefoundrybank.com
888-931-BLUE

Blue Foundry Bancorp ir.bluefoundrybank.com 888-931-BLUE

THIS IS THE WHITE PROXY CARD SCAN TO VIEW MATERIALS & VOTE w BLUE FOUNDRY BANCORP C/O FIRST COAST RESULTS, INC. VOTE BY INTERNET SUITE 112 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above 200 BUSINESS PARK CIRCLE SAINT AUGUSTINE, FL 32095 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BLFY2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o First Coast Results, Inc., Suite 112, 200 Business Park Circle, Saint Augustine, FL 32095. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V08579-P91153 KEEP THIS PORTION FOR YOUR RECORDS THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLUE FOUNDRY BANCORP The Board of Directors recommends you vote FOR the Company Nominees for Director and FOR Proposals 2 and 3. Vote “FOR” only up to TWO (2) nominees in total. You may vote “FOR” fewer than two (2) nominees, but if you vote “FOR” more than two (2) nominees, your votes on Proposal 1 will be considered invalid and will not be counted. A “WITHHOLD” vote on any nominee will not be counted as a “FOR” vote. 1. Election of Directors Company Nominees: For Withhold For Against Abstain 1a. J. Christopher Ely ! ! 2. Ratification of appointment of KPMG LLP as independent ! ! ! registered public accounting firm for the year ending 2023. 1b. Robert T. Goldstein ! ! 3. Approval of the Merger Agreement with the Company’s ! ! ! Wholly Owned Subsidiary for the Purpose of Restating the Certificate of Incorporation to Declassify the Board of Nominees Opposed by the Company: For Withhold Directors and Eliminate Supermajority Voting Requirements to Amend the Certificate of Incorporation and ByLaws. 1c. Jennifer Corrou ! ! 1d. Raymond J. Vanaria ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V08580-P91153 BLUE FOUNDRY BANCORP ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2023 10:00 AM ET THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Kenneth Grimbilas, James D. Nesci, Elizabeth V. Jobes, Mirella Lang, Jonathan M. Shaw, Patrick H. Kinzler and Margaret Letsche, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLUE FOUNDRY BANCORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM ET, on May 18, 2023, virtually at www.virtualshareholdermeeting.com/BLFY2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. YOU MAY SUBMIT VOTES “FOR” UP TO TWO NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR LESS THAN TWO NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY “FOR” THE NOMINEE YOU HAVE SO MARKED, ALL OTHERS WILL BE VOTED “WITHHOLD.” IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR PROPOSALS 2 AND 3. Continued and to be signed on reverse side